Exhibit 10.8

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made and entered into as of this 6 day of June, 2006, by and between Tibbett & Britten Group North America, Inc., Delaware corporation having offices at 570 Polaris Parkway, Westerville, Ohio 43082 (“Sublessor”), and AEGERION PHARMACEUTICALS, INC., a Delaware corporation, having offices at 22 Canterbury Lane, Summit, New Jersey 079011 (“Sublessee”).

Recitals

A. Sublessor and GLB 3, L.L.C., a New Jersey limited liability company (“Lessor”), entered into that certain Lease dated April 28, 2004 (the “Lease”).

B. Pursuant to the Lease, Sublessor leases from Lessor, and Lessor leases to Sublessor, approximately 7,201 square feet of office space within the building located at 1140 Route 22 East, Bridgewater, New Jersey, as described more particularly on Exhibit A attached hereto and made a part hereof (the “Premises”).

C. Sublessor desires to lease to Sublessee, and Sublessee desires to lease from Sublessor, the Premises.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Premises. Subject to and upon the terms, provisions and conditions set forth hereinafter, Sublessor hereby leases, demises and lets to Sublessee, and Sublessee hereby leases and takes from Sublessor, the Premises, together with Sublessor’s rights in and to 29 parking spaces serving the Premises.

2. Incorporation of Lease. This Sublease and all rights of Sublessee hereunder are subject to the terms, conditions and provisions of the Lease, a copy of which is attached hereto, made a part hereof and incorporated herein by reference as Exhibit B; provided, however, that to the extent the express terms of this Sublease are inconsistent with the terms of the Lease, the express terms of this Sublease shall control. Notwithstanding the foregoing, the following provisions of the Lease are expressly not incorporated herein: Sections 4, 6.1, 6.3 (except for the definitions of Operating Expenses and Tax Costs therein), 8, 12.1, 12.2, 36.20, 37, 38, and 39 and Exhibit D. Other than the payment of Base Rent and Direct Costs under the Lease, Sublessee hereby assumes and agrees to observe and perform the covenants and obligations of Sublessor as lessee under the Lease with respect to the Premises. Sublessee shall not do anything or suffer or permit anything to be done which could result in a default under the Lease or permit the Lease to be canceled or terminated. Notwithstanding anything herein or in the Lease to the contrary, Sublessee shall not have any right to exercise or have Sublessor (and Sublessor does not intend to exercise) exercise any option under the Lease. It is expressly understood and agreed that Sublessor does not assume and shall not have any of the obligations or liabilities of the Lessor under the Lease, and that Sublessor is not making the representations or warranties, if any, made by the Lessor in the Lease. In the event of the termination of Sublessor’s interest as lessee under the Lease for any reason, this Sublease shall terminate concurrently therewith without any liability of Sublessor to Sublessee.

Sublessor represents and warrants to Sublessee that (i) a true and complete copy of the Lease is annexed hereto as Exhibit B, (ii) Sublessor is the Tenant under the Lease, (iii) Sublessor has full right, power and authority to execute this Sublease as Sublessor hereunder and to sublet the Premises to Sublessee, subject only to obtaining the prior written consent of Lessor, which consent Sublessor shall use reasonable good-faith efforts to obtain, (iv) the person executing this Sublease on behalf of Sublessor has the right, power and authority to do so, (v) the Lease is in full force and effect, (vi) no agreement or understanding exists between Sublessor and Lessor except as disclosed in the Lease, the existence of which would have an adverse effect upon Sublessee, (vii) the Lease has not been amended, modified, supplemented or superseded in any manner, except as disclosed herein, (viii) there is no existing default under the Lease on the part of Sublessor, or to the actual knowledge of Sublessor, on the part of Lessor, (ix) Sublessor has no material claims against, or material disputes with, Lessor currently existing under the Lease which might adversely affect the rights granted to Sublessee under this Sublease, and (x) the Lease has not been assigned, nor has any portion of the Premises been subleased, encumbered or transferred by Sublessor .

3. Lease Term. Subject to the terms and conditions set forth in this Sublease, the term of this Sublease shall be for the period commencing on May 15, 2006, or such later date as Lessor shall consent to this Sublease (the “Commencement Date”), and ending on October 24, 2010.

4. Base Rent. Sublessee shall pay to Sublessor, without demand, notice, offset or reduction of any kind, monthly installments of base rent in the amount of $12,601.75 (“Base Rent”) beginning on the Commencement Date and continuing thereafter through the remaining term hereof, which payments shall be due and payable in advance on or before the first day of each calendar month during the term of this Sublease; provided, however, that if the Commencement Date or expiration date of this Sublease occurs on a date other than the first day of a calendar month, Sublessee’s monthly installment of rent shall be prorated for said month. Notwithstanding anything in this Sublease to the contrary, Sublessee shall receive an abatement of Base Rent for the first two (2) months of the term of this Sublease.

5. Direct Costs. Sublessee shall pay to Sublessor, as additional rent hereunder, the amount by which Tenant’s Proportionate Share of Direct Costs, as defined in Section 6.3 of the Lease, for any calendar year during the term after the 2006 calendar year exceeds Tenant’s Proportionate Share of the amount of Direct Costs under the Lease for the 2006 calendar year. Such Direct Costs shall be due and payable by Sublessee to Sublessor in installments together with the installments of Base Rent, which installments shall be based on the estimates for such Direct Costs for the applicable calendar year provided by Lessor under Section 6.4.1, subject to adjustment based on the actual amounts of Direct Costs in accordance with Section 6.4.2.

6. Late Payment. If any installment of Base Rent, Tax Costs, Operating Expenses or additional rent (collectively, “Rent”) is not received by Sublessor from Sublessee within five (5) calendar days of the date due, a late payment fee in an amount equal to five percent (5%) of such

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delinquent payment shall be immediately due and payable from Sublessee to Sublessor; provided, however, that such five (5) day period shall not be construed in any way to extend the due date of any such payment.

7. Provision of Services to Sublessee. The only services to which the Sublessee is entitled to have provided to it hereunder are those to which Sublessor is entitled to have provided to it under the Lease. Sublessee shall look to the Lessor for the provision of all such services. Sublessor shall pay the Base Rent and Additional Rent due under the Lease and shall use reasonable efforts, upon request of Sublessee, to cause Lessor to observe and/or perform its obligations under the Lease. If within ten (10) days after Sublessor’s receipt of Sublessee’s written request to cause Sublessor to observe and/or perform its obligations under the Lease (or such shorter period as may be necessary in the case of an emergency), Sublessor shall fail to take any action reasonably requested by Sublessee to enforce Sublessor’s rights under the Lease to the extent permitted under the Lease and applicable law, or to thereafter diligently and continuously pursue such action, then Sublessee shall have the right, at Sublessee’s sole cost and expense, to take such action in the name of Sublessor; and, for that purpose, and only to that extent, all of the rights of Sublessor to enforce the obligations of Sublessor under the Sublease with respect to the Premises are hereby conferred upon, and are conditionally assigned to, Sublessee and Sublessee is hereby subrogated to such rights, including, without limitation, the benefit of any recovery or relief. Sublessee shall indemnify, defend and hold harmless against and from any and all losses, claims, damages, costs and expenses (including reasonable attorney fees) resulting from or arising in connection with Sublessee’s actions taken in accordance with this Section 7.

Notwithstanding the foregoing, if (A) Lessor defaults in its obligations under the Lease and such default gives rise to any abatement of rental payments under the Lease, Sublessee shall have the right to a corresponding abatement of its rental payments under this Sublease, and (B) Lessor defaults in its obligations under the Lease and such default gives rise to a right on the part of Sublessor to terminate the Lease, or if Sublessor shall have the right to terminate the Lease in connection with an event of casualty or condemnation, Sublessee shall have the right to terminate this Sublease.

If Sublessee shall require overtime or additional heating, ventilation or air conditioning, condenser water or any other service required to be provided by Lessor under the Lease, Sublessor consents to Sublessee requesting the same directly from Lessor in accordance with the provisions of the Lease. Sublessee shall pay or reimburse Sublessor for the full amount of the charges payable to Lessor for providing such services. Notwithstanding the foregoing, if Lessor refuses to recognize any such request of Sublessee, upon receipt of Sublessee’s request that Sublessor do so, Sublessor will promptly make such request directly to Lessor on behalf of Sublessee.

8. Maintenance and Repair. Sublessee shall, at its sole cost and expense, maintain the Premises in good condition and repair and shall make all necessary repairs and replacements thereto, other than the maintenance to be performed by the Lessor in accordance with the Lease. If Sublessee fails to promptly make any repairs or replacements to the Premises as required under this Sublease or the Lease after expiration of any applicable notice and cure period, Sublessor may, but shall not be obligated to, make such repairs or replacements, the cost and expense of which shall be immediately due from Sublessee to Sublessor as additional rent. Interest shall

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accrue and be due and payable by Sublessee on the sum so expended by Sublessor at the rate of twelve percent (12%) per annum (the “Default Rate”) until paid.

9. Quiet Enjoyment. So long as Sublessee continues to make the lease payments and otherwise perform all of the other terms of this Sublease, Sublessor shall not in any manner hinder or otherwise disturb Sublessee’s quiet enjoyment of the Premises.

10. Indemnification. Unless arising from the negligence or willful misconduct of Sublessor, Sublessee shall indemnify, defend and save harmless Sublessor from and against any and all liabilities, claims, damages, losses, judgments, costs and expenses, including without limitation attorneys’ fees, resulting from or arising in connection with Sublessee’s use or occupancy of the Premises or the building or the project of which it is a part, the presence or release of hazardous materials arising as a result of Sublessee’s actions, or by virtue of any act or omission of Sublessee or its employees, agents, licensees, contractors or invitees. Unless arising from the negligence or willful misconduct of Sublessee, Sublessor shall indemnify, defend and save harmless Sublessee from and against any and all liabilities, claims, damages, losses, judgments, costs and expenses, including without limitation attorneys’ fees, resulting from or arising in connection with Sublessor’s use or occupancy of the Premises or the building or the project of which it is a part, the presence or release of hazardous materials arising as a result of Sublessor’s actions, or by virtue of any act or omission of Sublessor or its employees, agents, licensees, contractors or invitees. Notwithstanding anything contained in this Sublease to the contrary, the provisions of this Section 10 shall survive the termination of this Sublease.

11. Alterations, Additions, and Improvements to Premises. Sublessee shall not erect any sign in or upon the Premises or make any alteration, addition or improvement to the Premises except as permitted by, and on such terms and conditions as are set forth in, the Lease.

12. Insurance. Sublessee shall, at its own cost and expense, obtain and maintain during the term of this Sublease all of the insurance which is required under the Lease to be obtained and maintained by Sublessor. Such insurance shall name Sublessor and Lessor as additional insureds, as their interests may appear. Sublessee shall provide Sublessor with written evidence of such insurance within ten (10) days from the Commencement Date.

13. Default. The occurrence of any of the following events shall be deemed to be a “Event of Default” under this Sublease: (a) any failure by Sublessee to pay any sum due hereunder within three (3) calendar days after written notice from Sublessor that such sums are past due; (b) any act or omission of Sublessee which would, upon notice and the lapse of time, constitute a default or event of default under the Lease; (c) any failure by Sublessee to perform or comply with any other term, condition or covenant to be observed by Sublessee hereunder or as lessee under the Lease within twenty-five (25) calendar days of notice thereof, or such longer period as may reasonably be required to effect such cure so long as Sublessee diligently prosecutes such cure to completion; (e) the filing by or against Sublessee of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding, or an assignment by Sublessee for the benefit of creditors.

14. Remedies. Upon the occurrence of an Event of Default: (a) Sublessor may terminate this Sublease by written notice to Sublessee, whereupon this Sublease and the term

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hereunder shall be terminated and Sublessee shall immediately vacate the Premises; (b) Sublessor may reenter the Premises, with or without terminating this Sublease in compliance with all applicable laws, and remove Sublessee and all persons, property, fixtures and chattels occupying or located within the Premises without liability to Sublessee for any damages or claims arising therefrom; and (c) in the event of any termination of this Sublease or repossession of the Premises, Sublessee shall be liable for and shall pay to Sublessor the sum of all rent and other payments and fees due hereunder as of the date of such termination and, to the extent permitted by law, an amount equal to all rent that would have become due and payable through the remaining term hereof, less the fair market value of the Premises for the same period, such total discounted to present value. The foregoing rights and remedies shall be in addition to all other rights available to Sublessor at law or in equity. All rights and remedies of Sublessor herein created or otherwise existing at law or in equity are cumulative and may be exercised concurrently, whenever and as often as deemed desirable by Sublessor.

15. Right to Cure Defaults. If Sublessee fails to pay when due any rent, charge or other obligation to be paid by it pursuant to the terms hereof, or fails to perform any other covenant or condition contained herein or the Lease, then Sublessor, at its option, may do so and the amount so expended by Sublessor, together with interest accruing at the Default Rate from the date of each such expenditure, shall become immediately due and payable to Sublessor as additional rent. If Sublessor fails to perform its obligations under the Lease after notice and lapse of applicable cure period, to the extent not required to be performed by Sublessee under this Sublease, then Sublessee shall have the right to perform the same and Sublessor shall reimburse Sublessee for the costs thereof together with interest at the Default Rate from the date such costs were incurred.

16. Electricity. Sublessee shall pay to Sublessor, together with Rent, $900.13 per month as a charge for electricity usage to the Premises.

17. Waiver of Subrogation. Anything in this Sublease to the contrary notwithstanding, Sublessor and Sublessee each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is normally insured against under the terms of standard fire and extended coverage insurance policies regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and each covenants that no insurer shall hold any right of subrogation against such other party.

18. Condition of Premises. Sublessee hereby acknowledges and agrees that, except as expressly provided in this Sublease, Sublessor has made no representations or warranties with respect to the Premises or with respect to the suitability of same for the conduct of Sublessee’s business, and Sublessee accepts the same “as is”. Sublessee shall, on the last day of the term hereof, or upon earlier termination hereof, peaceably and quietly surrender and deliver unto Sublessor the Premises in the condition required to be maintained under the Lease, reasonable wear and tear and damage by fire or other casualty excepted.

19. Furniture and Phone Systems. Sublessor hereby conveys to Sublessee for the amount of one dollar ($1.00) any and all right, title and interest of Sublessor in and to the

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furniture and telephone systems located within the Premises. Sublessee acknowledges and agrees that Sublessor makes no warranties or representations of any kind, whether as to merchantability or fitness or suitability thereof for Sublessee’s operations. Sublessor hereby represents and warrants to Sublessee that Sublessor is the sole owner of the furniture and telephone equipment free and clear of any liens or encumbrances and Sublessor has the right to convey title to said furniture and equipment to Sublessee. Sublessee shall remove all such furniture and telephone systems, at Sublessee’s sole cost and expense, on or before the expiration of the term of this Sublease, repairing any and all damage to the Premises caused thereby. If Sublessee fails to perform such removal, Sublessor shall have the right, but not the obligation, to remove the same at Sublessee’s cost and expense, which costs and expenses may be deducted by Sublessor from the security deposit.

20. Consent. If Sublessee desires to take any action that would require the consent of Lessor under the Lease, including, without limitation any request to assign this Sublease or further sublease the Premises, Sublessee shall not undertake the same without the prior written consent of Lessor and Sublessor, which consent shall be governed by the applicable provisions of the Lease. Sublessor may condition its consent on the consent of the Lessor and may require Sublessee to contact the Lessor directly for such consent.

21. Right to Enter. All rights given to the Lessor and its agents and representatives by the Lease to enter the Premises shall inure to the benefit of Sublessor and its agents and representatives.

22. Notices and Payment of Rent. Any payment of rent, notice, exercise of option or election, communication, request or other documents or demand required or desired to be given to Sublessor or Sublessee shall be in writing and shall be deemed given when delivered personally to an office or officer of the other party to be served or notified or, if by certified or registered mail, three (3) business days following deposit of the same in the U.S. Mail, when addressed to the party to be notified as first set forth above, or at such other address provided by said party in accordance with the terms hereof.

23. Amendments. No amendment to this Sublease shall be valid or binding unless such amendment is in writing and executed by each of the parties hereto.

24. Security Deposit. Sublessee shall pay to Sublessor prior to the Commencement Date a security deposit in the amount of $75,610, which sum shall be retained in an interest bearing account, which interest shall be included with the security deposit to be held or released in accordance with this Section 24, as security for the Sublessee’s performance and observance of the covenants, conditions and agreements to be performed or observed by it hereunder. Provided that no Event of Default has occurred under this Sublease, the security deposit shall be reduced by $12,601 (and returned to or credited to Sublessee) each month, beginning on July 1, 2006; provided, however, that the security deposit shall in no event be reduced to less than $25,200. Upon the occurrence of any Event of Default, Sublessor may use such security deposit to the extent necessary to make good any arrears of Rent or other payments due to Sublessor hereunder, and any actual damage, injury, expense or liability caused thereby. Any remaining balance of said security deposit shall be returned to Sublessee upon the expiration or earlier termination of this Sublease and the complete discharge of all of Sublessee’s obligations under this Sublease.

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25. Holding Over. Sublessee shall vacate the Premises at the expiration of the term of this Sublease. In the event, however, that Sublessee should hold over after the expiration or termination of this Sublease, Sublessee shall pay to Sublessor 150% of Base Rent otherwise due hereunder for the holdover period. No holding over by Sublessee after the term of this Sublease shall be construed to extend the term hereof. Any holding over with the written consent of Sublessor shall constitute, unless otherwise stated, a lease from month to month.

26. Governing Law. The various provisions of this Sublease shall be construed under, and the respective rights and obligations of the parties shall be determined with reference to, the laws of the State of New Jersey.

27. Successors and Assigns. The terms and provisions of this Sublease shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

28. Captions. The captions of the several sections of this Sublease are not a part of the context hereof and shall not be considered in construing or interpreting any provision of this Sublease.

29. Multiple Counterparts. This Sublease may be executed by one or more parties hereto on any number of separate counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same agreement.

30. Brokerage. Each party hereto represents and warrants to the other that, except for CB Richard Ellis and Cushman and Wakefield whose fees shall be paid by Sublessor, there is no real estate broker or agent acting in this transaction at the request of or otherwise on behalf of the party making the representation and warranty, or who may claim any commission or fee in connection herewith. Each party hereto hereby agrees to indemnify and hold the other harmless from and against any and all claims by any other real estate broker or agent claiming a commission, fee or other form of compensation by virtue of having dealt with the indemnifying party with respect to this Sublease or any other matter relating to the Premises.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease Agreement to be executed by their respective duly authorized officers as of the date first above written.

Tibbett & Britten Group North America, Inc.

By:	/s/ Marvin I. Larger
Name:	Marvin I. Larger
Title:	EVP

AEGERION PHARMACEUTICALS, INC.

By:	/s/ William H. Lewis
Name:	William H. Lewis
Title:	CFO

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CONSENT TO SUBLEASE

In accordance with the provisions of Section 18 of that certain lease agreement dated April 28, 2004 (the “Lease”) between the undersigned, as “Landlord”, and Tibbett & Britten Group North America, Inc., as “Tenant”, the undersigned hereby consents to the sublease agreement (the “Sublease”) between Tenant, as “Sublessor”, and Aegerion Pharmaceuticals, Inc., as “Sublessee”, dated June 6, 2006. Provided, however, this consent shall not be deemed in any way to modify or amend any of the terms or provisions of the Lease, it being the intent and understanding of Landlord in executing this consent that the Sublease is, and shall be, subject and subordinate in all respects to the Lease, and that in the event of any conflict between the terms and conditions of the Lease and the terms and conditions of the Sublease, the terms and conditions of the Lease shall control as between Landlord and Tenant. Further, and notwithstanding any structuring of obligations and responsibilities between Tenant and Sublessee pursuant to the terms of the Sublease, in accordance with the provisions of Section 18 of the Lease, Tenant remains fully liable for the performance of all applicable obligations and responsibilities of the “Tenant” under the Lease. Further, this consent by Landlord shall not be deemed to be a waiver by Landlord of its right to approve any other subletting or assignment, as set forth in the Lease.

LANDLORD:

GLB 3, L.L.C., a New Jersey limited liability partnership

By:	Glenborough Realty Trust Incorporated, a Maryland corporation, Its Manager

By:	/s/ [ILLEGIBLE]
Its Executive Vice President

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Consent of Lessor

The undersigned, GLB 3, L.L.C., Lessor under the Lease, hereby consents to the foregoing Sublease to be effective upon the execution of said instrument by Tibbett & Britten Group North America, Inc., lessee under the Lease, and by the above-named Sublessee.

GLB 3, L.L.C., a New Jersey limited liability partnership

By:	Glenborough Realty Trust Incorporated, a Maryland corporation, Its Manager

By:	/s/ [ILLEGIBLE]
Date:	June 6, 2006

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EXHIBIT A

Floor Plan of Premises

[To be attached]

10

EXHIBIT B

Copy of Lease

11

MASTER LEASE

TIBBET & BRITTEN

SUBLESSOR

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7.	LATE CHARGES		10

8.	SECURITY DEPOSIT		10

9.	TENANT’S USE OF THE PREMISES		11
	9.1	Use	11
	9.2	Observance of Law	11
	9.3	Insurance	12
	9.4	Nuisance and Waste	12
	9.5	Load and Equipment Limits	12
	9.6	Hazardous Material	13

10.	SERVICES AND UTILITIES		13

11.	REPAIRS AND MAINTENANCE		16
	11.1	Landlord’s Obligations	16
	11.2	Tenant’s Obligations	16
	11.3	Compliance with Law	17
	11.4	Notice of Defect	17
	11.5	Landlord’s Liability	17

12.	CONSTRUCTION, ALTERATIONS AND ADDITIONS		17
	12.1	Landlord’s Construction Obligations	17
	12.2	Tenant’s Construction Obligations	17
	12.3	Tenant’s Alterations and Additions	17
	12.4	Payment	18
	12.5	Property of Landlord	18

13.	LEASEHOLD IMPROVEMENTS; TENANT’S PROPERTY		19
	13.1	Leasehold Improvements	19
	13.2	Tenant’s Property	19

14.	INDEMNIFICATION		19
	14.1	Tenant Indemnification	19
	14.2	Landlord Not Liable	20

15.	TENANT’S INSURANCE		20
	15.1	Insurance Requirement	20
	15.2	Minimum Scope of Coverage	21
	15.3	Minimum Limits of Insurance	22
	15.4	Deductible and Self-Insured Retention	22
	15.5	Increases in Insurance Policy Limits	22
	15.6	Waiver of Subrogation	22
	15.7	Landlord’s Right to Obtain Insurance for Tenant	22

16.	DAMAGE OR DESTRUCTION		22
	16.1	Damage	22
	16.2	Repair of Premises in Excess of One Hundred Eighty Days	23

	16.3	Repair Outside Premises	23
	16.4	Tenant Repair	24
	16.5	Election Not to Perform Landlord’s Work	24
	16.6	Express Agreement	24

17.	EMINENT DOMAIN		24
	17.1	Whole Taking	24
	17.2	Partial Taking	24
	17.3	Proceeds	25
	17.4	Landlord’s Restoration	25

18.	ASSIGNMENT AND SUBLETTING		25
	18.1	No Assignment or Subletting	25
	18.2	Landlord’s Consent	26
	18.3	Tenant Remains Responsible	27
	18.4	Payment of Fees	28

19.	DEFAULT		28
	19.1	Tenant’s Default	28
	19.2	Landlord Remedies	29
	19.3	Damages Recoverable	30
	19.4	Landlord’s Right to Cure Tenant’s Default	30
	19.5	Landlord’s Default	30
	19.6	Mortgagee Protection	31
	19.7	Tenant’s Right to Cure Landlord’s Default	31

20.	WAIVER		31

21.	SUBORDINATION AND ATTORNMENT		32

22.	TENANT ESTOPPEL CERTIFICATES		32
	22.1	Landlord Request for Estoppel Certificate	32
	22.2	Failure to Execute	32

23.	NOTICE		33

24.	TRANSFER OF LANDLORD’S INTEREST		33

25.	SURRENDER OF PREMISES		33
	25.1	Clean and Same Condition	33
	25.2	Failure to Deliver Possession	34
	25.3	Property Abandoned	34

26.	HOLDING OVER		34

27.	RULES AND REGULATIONS		34

28.	CERTAIN RIGHTS RESERVED BY LANDLORD		34
	28.1	Name	35
	28.2	Signage	35
	28.3	Access	35
	28.4	Physical Changes	35
	28.5	Inspection	35
	28.6	Entry	35
	28.7	Common Area Regulation	35

29.	ADVERTISEMENTS AND SIGNS		35

30.	RELOCATION OF PREMISES		36

31.	GOVERNMENT ENERGY OR UTILITY CONTROLS		36

32.	FORCE MAJEURE		36

33.	BROKERAGE FEES		37

34.	QUIET ENJOYMENT		37

35.	TELECOMMUNICATIONS		37

36.	MISCELLANEOUS		39
	36.1	Accord and Satisfaction; Allocation of Payments	39
	36.2	Addenda	39
	36.3	Attorneys’ Fees	39
	36.4	Captions and Section Numbers	39
	36.5	Changes Requested by Lender	39
	36.6	Choice of Law	39
	36.7	Consent	39
	36.8	Authority	39
	36.9	Waiver of Right to Jury Trial	40
	36.10	Counterparts	40
	36.11	Execution of Lease; No Option	40
	36.12	Furnishing of Financial Statements; Tenant’s Representations	40
	36.13	Further Assurances	40
	36.14	Prior Agreements; Amendments	40
	36.15	Recording	41
	36.16	Severability	41

36.17	Successors and Assigns	41
36.18	Time of the Essence	41
36.19	Multiple Parties	41
36.20	Consent to Press Release	41

v

LEASE

This lease between GLB 3 LLC, a New Jersey limited liability company (herein Landlord), and Tibbett & Britten Group North America, Inc., a Delaware corporation (herein Tenant), is dated for reference purposes only as of this 28th day of April, 2004.

1. LEASE OF PREMISES.

In consideration of the Rent (as defined in Section 6.) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit “A”, and further described in Section 2.13. The Premises are located within the Building and Project (as described in Sections 2.13 and 2.14). Tenant shall have the nonexclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use the Common Area (as defined in Section 2.5). This Lease confers no rights either to the subsurface of the land below the ground level of the Building in which the Premises is located or to airspace, interior or exterior, above the ceiling of the Building.

2. DEFINITIONS.

As used in this Lease the following terms shall have the following means:

2.1 [Intentionally Deleted]

2.2 ANNUAL BASE RENT:

beginning June 29, 2004 ending June 30, 2005

beginning July 1, 2005 ending June 30, 2006

beginning July 1, 2006 ending June 30, 2007

beginning July 1, 2007 ending June 30, 2008

beginning July 1, 2008 ending June 30, 2009

beginning July 1, 2009 ending June 30, 2010

beginning July 1, 2010 ending October 31 2010

2.3 BASE YEAR: Base Calendar year of 2004 for Operating Expenses and Tax Costs.

2.4 COMMENCEMENT DATE: June 29, 2004 or such date that Landlord substantially completes Landlord’s Work in the Premises as set forth in Exhibit D attached hereto. If the Commencement Date is other than the first day of a month, then the Expiration Date of the Lease shall be extended to the last day of the month in which the Lease expires.

2.5 COMMON AREA: The building lobbies, common corridors and hallways, rest rooms, parking areas and other generally understood public or common areas in the Project and the Park.

2.6 EXPIRATION DATE: October 31, 2010, unless otherwise sooner terminated in accordance with the provisions of this Lease.

2.7 [Intentionally Deleted]

2.8 LANDLORD’S ADDRESS FOR NOTICE:

c/o Glenborough Realty Trust Incorporated

400 South El Camino Real, Suite 1100

San Mateo, CA 94402-1708

ATTN: Legal Department

RENT PAYMENT ADDRESS:

c/o Glenborough Realty Trust Incorporated

One Gatehall Drive

Parsippany, NJ 07054

TENANT’S MAILING ADDRESS:

Tenant to Fill In

1140 Route 22 East

Bridgewater, NJ 08807

2.9 LISTING AND LEASING AGENT(S): CB Richard Ellis, Inc.

2.10 MONTHLY INSTALLMENTS OF BASE RENT:

beginning June 29, 2004 ending June 30, 2005

beginning July 1, 2005 ending June 30, 2006

beginning July 1, 2006 ending June 30, 2007

beginning July 1, 2007 ending June 30, 2008

beginning July 1, 2008 ending June 30, 2009

beginning July 1, 2009 ending June 30, 2010

beginning July 1, 2010 ending October 31, 2010

2.11 NOTICE: Except as otherwise provided herein, Notice shall mean any notices, approvals and demands permitted or required to be given under this Lease. Notice shall be given in the form and manner set forth in Section 23.

2.12 PARKING: Tenant shall be entitled to the nonexclusive use of 29 parking spaces. The charge for parking shall be ($0.00) per month per parking space for the initial term of this lease. Landlord may permit Tenant to rent additional spaces, if available, at the then current parking rate. Each such additional parking space, however, shall not be a part of this Lease, and Landlord reserves the right to adjust the parking rate for each additional parking space at any time and to terminate the rental of such additional parking spaces at any time.

2.13 PREMISES: That portion of the 3rd floor(s) of the Building located at 1140 Route 22 East, Bridgewater, NJ, commonly referred to as Suite(s) 304, as shown by diagonal lines on Exhibit “A”. For purposes of this Lease, the Premises is deemed to contain approximately 7.201 square feet of Rentable Area.

2.14 PROJECT: The building of which the Premises are a part (the Building) and any other buildings or improvements on the real property (the Property) located at

1140 Route 22 East, Bridgewater, NJ (including the parking areas and Common Area servicing the Building and other Common Elements appurtenant thereto as set forth in the Master Deed establishing the Condominium and designated as Unit IV in Bridgewater Executive Quarters at Bridgewater, a Condominium located on Lot(s) Lots 2, 3, 7, 8, 9, 10 and 50 in Block 206 on the Tax Map of the’ Township of Bridgewater) and further identified in ‘ Exhibit “B”. The Project is commonly known as CenterPointe IV.

2.15 LAND: The land on which the Park is located, described as Lots 2, 3, 7, 8, 9, 10 and 50 in Block 206 on the Tax Map of the Township of Bridgewater, New Jersey, and as identified on Exhibit B.

2.16 PARK: An office park consisting of the Project, together with the existing buildings known as CenterPointe I, II, III and IV, as identified on Exhibit B.

2.17 RENTABLE AREA: As to the Premises, Project and the Park, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

2.18 SECURITY DEPOSIT (Section 8.): $13,501.88.

2.19 STATE: The State of New Jersey.

2.20 [Intentionally Deleted]

2.21 TENANT’S PROPORTIONATE SHARE: 7.49% Such share is a fraction, the numerator of which is the Rentable Area of die Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of one Building, and, for purposes of this Lease, the Building is deemed to contain approximately 96,148 square feet of Rentable Area.

2.22 TENANT’S USE (Section 9.): Tenant may use the Premises for general office use for a logistics services provider.

2.23 TERM: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3. EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are attached hereto and incorporated by reference in this Lease:

3.1 Exhibit A - Floor Plan showing the Premises.

3.2 Exhibit B - Site Plan of the Project and Park.

3.3 Exhibit C - Building Standard Tenant Improvements.

3.4 Exhibit D - Work Letter and Drawings.

3.5 Exhibit E - Rules and Regulations.

Addenda: Attached hereto and made a part of this Lease by reference are Sections 37, 38, 39.

4. DELIVERY OF POSSESSION.

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, and such failure is not caused by an act or omission of Tenant, the Expiration Date shall be extended by the number of days the Commencement Date has been delayed and the validity of this Lease shall not be impaired nor shall Landlord be subject to any liability for such failure; but Rent shall be abated until delivery of possession. Provided, however, if the Commencement Date has been delayed by an act or omission of Tenant then Rent shall not be abated until delivery of possession and the Expiration Date shall not be extended. Delivery of possession shall be deemed to occur on the earlier of the date Landlord receives a Certificate of Occupancy or upon substantial completion of Landlord’s Work in the Premises as set forth in Exhibit D, attached hereto (as certified by Landlord’s architect) and complete sign off of the building permit by the building inspector. As used herein, Landlord shall be deemed to have substantially completed Landlord’s Work as set forth on Exhibit D attached hereto notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed in the Premises or any part thereof, the non-completion of which does not materially interfere with Tenant’s use of the Premises or the construction of Tenant’s Work. If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent (unless otherwise agreed in writing). Notwithstanding the foregoing, provided the same does not unreasonably interfere with Landlord’s work, Landlord shall permit Tenant and its contractors reasonable access to’ the Premises approximately two weeks prior to the Commencement Date for the purpose of installing its communication lines, equipment and furniture. Tenant’s early access is conditioned upon Tenant providing proof of insurance prior to access, and shall be further subject to all of the other terms and conditions of this Lease.

Within ten (10) days of delivery of possession Landlord shall deliver to Tenant and Tenant shall execute an Acceptance of Premises in which Tenant shall certify, among other things, that (a) Landlord has satisfactorily completed Landlord’s Work to the Premises pursuant to Exhibit “D”, unless written exception is set forth thereon, and (h) that Tenant accepts the Premises. Tenant’s failure to execute and deliver the Acceptance of Premises shall be conclusive evidence, as against Tenant, that Landlord has satisfactorily completed Landlord’s Work to the Premises pursuant to Exhibit “D”.

In the event Tenant fails to take possession of the Premises following execution of this Lease, Tenant shall reimburse Landlord promptly upon demand for all costs incurred by Landlord in connection with entering into this Lease including, but not limited to, broker fees and commissions, sums paid for the preparation of a floor and/or space plan for the Premises, costs incurred in performing Landlord’s Work pursuant to Exhibit “D”, loss of rental income, attorneys’ fees and costs, and any other damages for breach of this Lease established by Landlord.

5. INTENDED USE OF THE PREMISES.

The statement in this Lease of the nature of the business to be conducted by Tenant in the Premises does not constitute a representation or guaranty by the Landlord as to the present or future suitability of the Premises for the conduct of such business in the Premises, or that it is lawful or permissible under the Certificate of Occupancy issued for the Building, or is otherwise permitted by law. Tenant’s taking possession of the Premises shall be conclusive evidence, as against Tenant, that, at the time such possession was taken, the Premises were satisfactory for Tenant’s intended use, subject to completion of any construction of any construction punch list items. Punch list items are incidental, incomplete construction items which do not materially, adversely affect the conduct of the Tenant’s business at the Premises. Subject to force majeure, Landlord shall remedy any punch list items with continuous diligence as soon as reasonably possible following the delivery of possession. Thereafter, any temporary certificate of occupancy shall be promptly converted to a final certificate of occupancy.

6. RENT.

6.1 Payment of Rent. Tenant shall pay Rent for the Premises. Monthly Installments of Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, Rent for the partial month shall be prorated based on the number of days in that month. Rent shall be paid to Landlord at the Rent Payment Address set forth in Section 2.8., or to such other person at such place as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America. Tenant shall pay Landlord the first Monthly Installment of Base Rent upon execution of this Lease.

6.2 [Intentionally Deleted]

6.3 Additional Rent for Increases in Tax Costs and Operating Expenses. If, in any calendar year during the Term of this Lease, Landlord’s Tax Costs and Operating Expenses (as hereinafter defined) for the Project (hereinafter sometimes together referred to as Direct Costs) shall be higher than in the Base Year specified in Section 2.3., Additional Rent for such Direct Costs payable hereunder shall be increased by an amount equal to Tenant’s Proportionate Share of the difference between Landlord’s actual Direct Costs for such calendar year and the actual Direct Costs of the Base Year. However, if during any calendar year of the Term the occupancy of the Project is less than ninety-five percent (95%), then Landlord shall make an appropriate adjustment of the variable components of Operating Expenses, as reasonably determined by Landlord, to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied during that calendar year. This estimated amount shall be deemed the amount of Operating Expenses for that calendar year. For purposes hereof, “variable components” shall include only those Operating Expenses that are affected by variations in occupancy levels.

6.3.1 Definitions. As used in this Section 6.3.1., the following terms shall have the following meanings:

6.3.1.1 Tax Costs shall mean any and all real estate taxes, other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges (but in no event Landlord’s income, franchise or estate taxes) assessed, levied, imposed or becoming a lien upon part or all of the Project or the appurtenances thereto, or attributable thereto, or on the rents, issues, profits or income received or derived therefrom which may be imposed, levied, assessed or charged by the United States or the State, County or City in which the Project is located, or any other local government authority or agency or political subdivision thereof. Notwithstanding anything contained herein to the contrary, Tax Costs shall not include any interest or penalties imposed upon Landlord or late payment of taxes. Tax Costs for each tax year shall be apportioned to determine the Tax Costs for the subject calendar years.

Landlord, at Landlord’s sole discretion, may contest any taxes levied or assessed during the Term. If Landlord contests any taxes levied or assessed during the Term, Tenant shall pay Landlord Tenant’s Proportionate Share of all costs incurred by Landlord in connection with the contest. If taxes for any calendar year or part thereof shall be reduced after the end of such calendar year after a payment shall have been made by Tenant in respect of such calendar year pursuant to this Section 6.3.1.1., Landlord shall credit to Tenant if they are due a credit an amount equal to the product obtained by multiplying Tenant’s Proportionate Share by the net refund of such real property taxes received by Landlord. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

6.3.1.2 Operating Expenses shall mean any and all actual expenses incurred by Landlord in connection with the management, maintenance, operation, and repair of the Project, the equipment, adjacent walks, Common Area, parking areas, the roof, landscaped areas, including, but not limited to, salaries, wages, benefits, pension payments, payroll taxes, worker’s compensation, and other costs related to employees engaged in the management, operation, maintenance and/or repair of the Project to the extent and in proportion to the time dedicated to the Project; any and all assessments or costs incurred with respect to Covenants, conditions and/or Restrictions, Reciprocal Easement Agreements or similar documents ‘affecting the Building or Project, if any; the Project’s pro rata share of all expenses noted herein that are applicable to the Common Area, which share shall be determined by multiplying the amount of such expenses by the ratio of (x) the Rentable Area of the Project over (y) the total Rentable Area in all buildings within the Park; the cost of all charges to Landlord for electricity, natural gas, air conditioning, steam, water, and other utilities furnished to the common areas of the Project and the base building(s) including any taxes thereon; reasonable attorneys’ fees and/or consultant fees incurred by Landlord in contracting with a company or companies to provide electricity (or any other utility) to the Project, any fees for the installation, maintenance, repair or removal of related equipment, and any exit fees or stranded cost charges mandated by the State; the cost and expense for third-party consultants, accountants and attorneys; a management fee not to exceed 5% of all gross receipts of the Project; energy studies and/or surveys and the amortized cost of any energy or other cost saving equipment used by Landlord to provide services pursuant to the terms of the Lease (including the amortized cost to upgrade the efficiency or capacity of Building telecommunication lines and systems if responsibility therefor is assumed by Landlord as discussed in Section 35 hereof); reasonable reserves for replacements as may be customary in the geographic area in which the Project is located; the cost of license fees related to the Project; the cost of all charges for property (all risk), liability, rent loss and all other insurance for the Project to the extent that such insurance is required to be carried by Landlord under any lease, mortgage or deed of trust covering the whole or a substantial part of the Project or the Building, or, if not required under any such lease, mortgage or deed of trust, then to the extent such insurance is carried by owners of properties comparable to the Project; the cost of all building and cleaning supplies and materials; the cost of all charges for security services, cleaning, maintenance and service contracts and other services with independent contractors, including but not limited to the maintenance, operation and repair of all electrical, plumbing and mechanical systems of the Project and maintenance, repair and replacement of any ICN; and the cost of any janitorial, utility or other services to be provided by Landlord.

Notwithstanding the foregoing, the following shall not be included within Operating Expenses: (i) costs of capital improvements (except any improvements that might be deemed “capital improvements” related to the enhancement or upgrade of the ICN and related equipment) and costs of curing design or construction defects; (ii) depreciation; (iii) interest and principal payments on mortgages and other debt costs and ground lease payments, if any, and any penalties assessed as a result of Landlord’s late payments of such amounts; (iv) real estate broker leasing commissions or compensation; (v) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) attorneys’ fees, costs, disbursements, advertising and marketing and other expenses incurred in connection with the negotiation of leases with prospective tenants of the Building; (vii) rent for space which is not actually used by Landlord in connection with the management and operation of the Building; (viii) all costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents, contractors or assigns of the terms and conditions of the Lease, or any valid, applicable building code, governmental rule, regulation or law; (ix) except for the referenced management compensation, any overhead or profit increments to any subsidiary or affiliate of Landlord for services on or to the Building, to the extent that the costs of such services exceed competitive costs for such services; (x) the cost of constructing tenant improvements for Tenant or any other tenant of the Building or Project; (xi) Operating Expenses specially charged to and paid by any other tenant of the Building or Project; and (xii) the cost of special services, goods or materials provided to any other tenant of the Building or Project (xiii) legal fees and other costs incurred by the Landlord in enforcing the terms and conditions of any occupancy agreement or lease in the Project; and (xiv) electrical or utility expenses paid by Tenant or any other occupant of the Project directly to the utility provider or electrical or utility expenses paid by any other occupant of the Project directly to the Landlord under a sub-metering arrangement.

All operating and maintenance costs shall be generally within the range of such costs for similar services and/or materials paid and/or utilized by landlords of similar buildings within the local marketplace.

6.4 Determination and Payment of Tax Costs and Operating Expenses.

6.4.1 On or before the last day of each December during the Term of this Lease, Landlord shall furnish to Tenant a written statement showing in reasonable detail Landlord’s projected Direct Costs for the succeeding calendar year. If such statement of projected Direct Costs indicates the Direct Costs will be higher than in the Base Year, then the Rent due from Tenant hereunder for the next succeeding year shall be increased by an amount equal to Tenant’s Proportionate Share of the difference between the projected Direct Costs for the calendar year and the Base Year. If during the course of the calendar year Landlord determines that actual Direct Costs’ will vary from its estimate by more than five percent (5%), Landlord may deliver to Tenant a written statement showing Landlord’s, revised estimate of Direct Costs. On the next payment date for Monthly Installments of Rent following Tenant’s receipt of either such statement, Tenant shall pay to Landlord an additional amount equal to such monthly Rent increase adjustment (as set forth on Landlord’s statement). Thereafter, the monthly Rent adjustment payments becoming due shall be in the amount set forth in such projected Rent adjustment statement from Landlord. Neither Landlord’s failure to deliver nor late delivery of such statement shall constitute a default by Landlord or a waiver of Landlord’s right to any Rent adjustment provided for herein.

6.4.2 On or before the first day of each April during the Term of this Lease, Landlord shall furnish to Tenant a written statement of reconciliation (the Reconciliation) showing in reasonable detail Landlord’s actual Direct Costs for the prior year, together with a full statement of any adjustments necessary to reconcile any sums paid as estimated Rent adjustments during the prior year with those sums actually payable for such prior year. In the event such Reconciliation shows that additional sums are due from Tenant, Tenant shall pay such sums to Landlord within thirty (30) days of receipt of such Reconciliation. In the event such Reconciliation shows that a credit is due Tenant, such credit shall be credited against the sums next becoming- due from Tenant, unless this Lease has expired or been terminated pursuant to the terms hereof (and all sums due Landlord have been paid), in which event such sums shall be refunded to Tenant. Neither Landlord’s failure to deliver nor late delivery of such Reconciliation to Tenant by April first shall constitute a default by Landlord or operate as a waiver of Landlord’s right to collect all Rent due hereunder.

6.4.3 So long as Tenant is not in default under the terms of the Lease and provided Notice of Tenant’s request is given to Landlord within one hundred twenty (120) days after Tenant’s receipt of the Reconciliation, Tenant may inspect Landlord’s Reconciliation accounting records relating to Direct Costs at Landlord’s corporate office, during normal business hours, for the purpose of verifying the charges contained in such statement. The audit must be completed within sixty (60) days of Landlord’s receipt of Tenant’s Notice, unless such period is extended by Landlord (in Landlord’s reasonable discretion). Before conducting any audit however, Tenant must pay in full the amount of Direct Costs billed. Tenant may only review those records that specifically relate to Direct Costs. Tenant may not review any other leases or Landlord’s tax returns or financial statements. In conducting an audit, Tenant must utilize an independent certified public accountant experienced in auditing records related to commercial property operations. The proposed accountant is subject to Landlord’s reasonable prior approval. The audit shall be conducted in accordance with generally accepted rules of auditing practices. Tenant may not conduct an audit more often than once each calendar year. Tenant may audit records relating to a calendar year only one time. No audit shall cover a period of time other than the calendar year from which Landlord’s Reconciliation was generated. Upon receipt thereof, Tenant shall deliver to Landlord a copy of the audit report and all accompanying data. Tenant and Tenant’s auditor shall keep confidential any agreements involving the rights provided in this section and the results of any audit conducted hereunder. As a condition precedent to Tenant’s right to conduct an audit, Tenant’s auditor shall sign a confidentiality agreement in a form reasonably acceptable to Landlord. However, Tenant shall be permitted to furnish information to its attorneys, accountants and auditors to the extent necessary to perform their respective services for Tenant.

6.4 Definition of Rent. All costs and expenses other than Base Rent, that Tenant assumes or agrees or is obligated to pay to Landlord under this Lease shall be deemed Additional Rent (which, together with the Base Rent, is sometimes referred to as Rent).

6.5 Taxes on Tenant’s Use and Occupancy. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall pay Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Tenant Improvements made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

7. LATE CHARGES.

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, then Tenant shall pay Landlord a late charge equal to ten percent (10%) of each such installment if any such installment is not received by Landlord within five (5) days from the date it is due. Tenant acknowledges that the late payment of any Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease including, without limitation, administrative costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered as a result of such late payment by Tenant. However, the late charge is not intended to cover Landlord’s attorneys’ fees and costs relating to delinquent Rent. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to such late payment by nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease. Late charges are deemed Additional Rent.

In no event shall this provision for the imposition of a late charge be deemed to grant to Tenant a grace period or an extension of time within which to pay any Rent due hereunder or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay such Rent when due.

8. SECURITY DEPOSIT.

Upon execution of this Lease, Tenant agrees to deposit with Landlord a Security Deposit in the amount set forth in Section 2.18 as security for Tenant’s performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

If Tenant fails to timely pay any Rent or other amount due under this Lease, or fails to perform any of the terms hereof, Landlord may, following the expiration of any applicable cure and grace periods at its option and without prejudice to any other remedy which Landlord may have, appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which .Landlord has become obligated as a result of Tenant’s default or breach, and for any loss or damage sustained by Landlord as a result of Tenant’s default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10)

days after written demand therefor, restore the Security Deposit to the full amount originally deposited. Tenant’s failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for in Section 19 hereof.

If Tenant materially defaults under this Lease more than two (2) times during any calendar year, irrespective of whether such default is cured, then, without limiting Landlord’s other rights and remedies, Landlord may, in Landlord’s sole discretion, modify the amount of the required Security Deposit. Within ten (10) days after Notice of such modification, Tenant shall submit to Landlord the required additional sums, provided however, that in no event shall the Security Deposit exceed the aggregate of six (6) months of the then existing Base Rent. Tenant’s failure to do so shall constitute an act of default, and Landlord shall have the right to exercise any remedy provided for in Section 19 hereof.

If Tenant complies with all of the terms and conditions of this Lease, and Tenant is not in default on any of its obligations hereunder, then within thirty (30) days after Tenant vacates the Premises, Landlord shall return to Tenant (or, at Landlord’s option, to the last subtenant or assignee of Tenant’s interest hereunder) the Security Deposit less any expenditures made by Landlord to repair damages to the Premises caused by Tenant and to clean the Premises upon expiration or earlier termination of this Lease.

9. TENANT’S USE OF THE PREMISES.

The provisions of this Section are for the benefit of the Landlord and are not nor shall they be construed to be for the benefit of any tenant of the Building or Project.

9.1 Use. Tenant shall use the Premises solely for the purposes set forth in Section 2.22. No change in the Use of the Premises shall be permitted, except as provided in this Section 9.

9.1.1 If, at any time during the Term hereof, Tenant desires to change the Use of the Premises, including any change in Use associated with a proposed assignment or sublet of the Premises, Tenant shall provide Notice to Landlord of its request for approval of such proposed change in Use. Tenant shall promptly supply Landlord with such information concerning the proposed change in Use as Landlord may reasonably request. Landlord shall have the right to approve such proposed change in Use, which approval shall not be unreasonably withheld. Landlord’s consent to any change in Use shall not be construed as a consent to any subsequent change in Use.

9.2 Observance of Law. Tenant shall not use or occupy the Premises or permit anything to be done in or about the Premises in violation of any declarations, covenant, condition or restriction, or law, statute, ordinance or governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, upon Notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of the Certificate of Occupancy. Tenant shall promptly comply, at its sole cost and expense, with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be imposed which shall by reason of Tenant’s Use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to Tenant’s Use or occupation. Further, Tenant shall, at Tenant’s sole cost and expense, bring the Premises into compliance with all such laws, including the Americans With Disabilities Act of 1990, as amended (ADA), whether or not the necessity for compliance is triggered by Tenant’s Use, and Tenant shall make, at its sole cost and expense, any changes to the Premises required to accommodate Tenant’s employees with disabilities (any work performed pursuant to this Section shall be subject to the terms of Section 12 hereof). The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, ‘that Tenant has violated any such law, statute, ordinance, or governmental regulation, rule or requirement in the use or occupancy of the Premises, Building or Project shall be conclusive of that fact as between Landlord and Tenant. Landlord hereby represents and warrants to Tenant, to the best of its knowledge, without the requirement of further investigation, that as of the reference date hereof, the Premises, Building or Project, including the Common Area, are in substantial compliance with all declarations, covenants, conditions, restrictions, laws, statutes, ordinances, and government rules, regulations or requirements now in force.

9.3 Insurance. Tenant shall not do or permit to be done anything which will contravene, invalidate or increase the cost of any insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of Landlord’s insurance carrier(s) or any board of fire insurance underwriters or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for violation of this Section. Landlord represents that Tenant’s use of the Premises for offices for a logistics services provider (i.e., the “Intended Use” shall not , in and of itself, cause any increase in Landlord’s insurance premiums.

9.4 Nuisance and Waste. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, unlawful or objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9.5 Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry as determined by Landlord or Landlord’s structural engineer. The cost of any such determination made by Landlord’s structural engineer in connection with Tenant’s occupancy shall be paid by Tenant within thirty (30) days following Landlord’s demand. Tenant shall not install business machines or mechanical equipment which will in any manner cause noise objectionable to or injure other tenants in the Project.

9.6 Hazardous Material. Unless Tenant obtains the prior written consent of Landlord, Tenant shall not create, generate, use, bring, allow, emit, dispose, or permit on the Premises, Building or Project any toxic or hazardous gaseous, liquid, or solid material or waste, or any other hazardous material defined or listed in any applicable federal, state or local law, rule, regulation or ordinance. If Landlord grants its consent, Tenant shall comply with all applicable laws with respect to such hazardous material, including all laws affecting the use, storage and disposal thereof. If the presence of any hazardous material brought to the Premises, Building or Project by Tenant or Tenant’s employees, agent or contractors results in contamination, Tenant shall promptly take all actions necessary, at Tenant’s sole cost and expense, to remediate the contamination and restore the Premises, Building or Project to the condition that existed before introduction of such hazardous material. Tenant shall first obtain Landlord’s approval of the proposed remedial action and shall keep Landlord informed during the process of remediation.

Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from Tenant bringing, allowing, using, permitting, generating, creating, emitting, or disposing of toxic or hazardous material whether or not consent to same has been granted by Landlord. Tenant’s duty to defend, hold-harmless and indemnify Landlord hereunder shall survive the expiration or termination of this Lease. The consent requirement contained herein shall not apply to ordinary office products that may contain de minimis quantities of hazardous material; however, Tenant’s indemnification obligations are not diminished with respect to the presence of such products. Tenant acknowledges that Tenant has an affirmative duty to immediately notify Landlord of any release or suspected release of hazardous material in the Premises or on or about the Project.

Medical waste and any other waste, the removal of which is regulated, shall be contracted for and disposed of by Tenant, at Tenant’s expense, in accordance with all applicable laws and regulations. No material shall be placed in Project trash boxes, receptacles or Common Areas if the material is of such a nature that it cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the State without being in violation of any law or ordinance.

10. SERVICES AND UTILITIES.

Landlord agrees to furnish services and utilities to the Premises during normal business hours on generally recognized business days, including the hours between 8:00 a.m. and 1:00 p.m. on Saturdays, subject to the Rules and Regulations of the Building or Project and provided that Tenant is not in default hereunder. Services and utilities shall include reasonable quantities of electricity (for the Common Area), heating, ventilation and air conditioning (HVAC) as required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises, and in the event the HVAC is used during the respective overtime hours there shall be a charge of seventy-five dollars ($75.00) per hour of additional usage subject to change, based on Landlords costs to provide such services; window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area. Landlord shall supply common area water for drinking, cleaning and restroom purposes only and elevator services Tenant, at Tenant’s sole cost and expense, shall supply all paper and other products used, within the Premises. Upon Tenant’s request, Landlord shall replace light bulbs and ballasts in the Premises, and Tenant shall pay Landlord for the cost of such light bulbs and ballasts plus Landlord’s reasonable administrative and labor costs associated with light bulb and ballast replacement. During normal business hours on generally recognized business days, Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building and shall furnish elevator service and restroom supplies. If Tenant desires HVAC or other services at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay Landlord’s charges therefor on demand. Landlord may provide telecommunications lines and systems as discussed in Section 35 hereof.

Tenant shall be entitled through the transmission facilities installed in the Premises, to have access to electric energy, at Tenant’s expense as provided for in this Paragraph, in the Premises in such reasonable quantity as shall be sufficient to meet Tenant’s ordinary business needs for lighting and the operation of its ordinary business machines, including without limitation, photocopy equipment, telephone equipment, microwaves, coffee machines, and computer and data processing equipment.

Tenant shall pay to Landlord from and after the Commencement Date, as Additional Rent in accordance with Section 6.1., a sum to reimburse Landlord for all electricity used by Tenant to power the lights and electricity outlets located in the Premises (the Tenant Electric Amount). The Tenant Electric Amount shall be based on a separate meter survey conducted by a licensed independent electrical engineer selected by Landlord with respect to such parties reasonable estimate of Tenant’s usage. The Tenant Electric Amount shall be adjusted from time to time during the Term if (i) there is an increase in electric energy rates, (ii) Tenant installs additional fixtures, appliances or equipment, with or without Landlord’s consent, or (iii) Tenant otherwise uses a disproportionate or increased amount of electric energy, as determined by a separate meter survey conducted by a licensed independent electrical engineer selected by Landlord. Periodically, Landlord shall conduct an energy usage survey by a qualified energy surveyor. The cost of any and all such surveys shall be paid by Landlord, unless requested by Tenant, in which event, Tenant shall pay for such cost within twenty (20) days after Landlord’s demand. Notwithstanding anything to the contrary contained herein, Landlord may, at its option, at any time during the Term, arrange to have electric usage directly metered or submetered to the Premises, in which event Tenant will pay the utility company (or Landlord in the event of submetering without any profit or mark-up to Landlord) for such usage.

Landlord may choose, in Landlord’s reasonable discretion, the company or companies that will provide all electricity (or any other utility) to the Project, and, in such event, Tenant shall pay for electric current supplied to, or used, in the Premises at the rate prevailing for Tenant’s class of use as established by such company or companies. Electric current shall be measured in a consistent, commercially reasonable manner and shall be billed by Landlord as Additional Rent and paid by Tenant on a monthly basis. If permitted by law, Landlord shall have the right, in Landlord’s reasonable discretion, at any time and from time to time during the Term, to contract for the provision of electricity (or any other utility) with, and to switch from, any company providing such utility. Tenant shall cooperate with Landlord and any such utility provider at all times, and, as reasonably necessary, Tenant shall allow such parties access to the electric (or other utility) lines, feeders, risers, wiring and other machinery located within the Premises.

Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall Rent be abated by reason of (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, or (b) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (c) any change, failure, interruption, disruption or defect in the quantity or character of the electricity (or other utility) supplied to the Premises or Project, or (d) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through, in connection with or incidental to the failure to furnish any such services.

Notwithstanding anything contained herein to the contrary, if Tenant is granted the right to purchase electricity from a provider other than the company or companies used by Landlord, Tenant shall indemnify, defend, and hold harmless Landlord from and against all losses, claims, demands, expenses and judgments caused by, or directly or indirectly arising from, the acts or omissions of Tenant’s electricity provider (including, but not limited to, expenses and/or fines incurred by Landlord in the event Tenant’s electricity provider fails to provide sufficient power to the Premises, as well as damages resulting from the improper or faulty installation or construction of facilities or equipment in or on the Premises by Tenant or Tenant’s electricity provider.

Nothing contained in this Section shall restrict Landlord’s right to require at any time separate metering of utilities furnished to the Premises. Landlord shall separate, meter for the Premises for electricity consumption and the cost of any such meter and its installation, maintenance and repair shall be paid by Landlord Accounts for all such separately metered utilities shall be in Tenant’s name and paid for by Tenant.

If Tenant uses machines or equipment that generates excessive heat in the Premises that affects the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord within thirty (30) days of demand therefor.

11. REPAIRS AND MAINTENANCE.

11.1 Landlord’s Obligations. Landlord shall, throughout the term of this Lease, repair, replace and maintain (i) the structural components of the Building, including without limitation the roof, roofing system, exterior walls, bearing walls, support beams, foundations, columns, exterior doors and windows and lateral support to the Building; (ii) generally maintain water tightness of the Building and the Premises (including caulking of the flashings) and repairs to the roof, roofing system, curtain walls, windows, and skylights if required to maintain water tightness; (iii) the plumbing, lawn and fire sprinkler, heating, ventilation and air conditioning systems not installed by or on behalf of the Tenant, electrical and mechanical lines and equipment associated therewith; and (iv) the Common Areas, including their lighting systems, walkways, shrubbery, landscaping and snow and ice removal (collectively “Landlord’s Repair Obligations”). The costs of Landlord’s Repair Obligations shall be included in Operating Expenses to the extent permitted pursuant to Section 6.3.

If applicable, Landlord shall also maintain in good order, condition and repair the ICN, the cost of which is reimbursable pursuant to 6.3 unless responsibility therefor is assigned to a particular tenant.

11.2 Tenant’s Obligations.

11.2.1 Tenant shall, at Tenant’s sole expense and except for services furnished by Landlord pursuant to Section 10 hereof, and Landlord’s Repair Obligations, maintain the Premises in good order, condition and repair. For the purposes of this Section 11.2.1., the term Premises shall be deemed to include all items and equipment installed by or for the benefit of or at the expense of Tenant, including without limitation the interior surfaces of the ceilings, walls and floors; all doors; all interior and exterior windows; dedicated heating, ventilating and air conditioning equipment installed by or on behalf of Tenant; all plumbing, pipes and fixtures; electrical switches and fixtures; internal wiring as it connects to the ICN, if applicable; and Building Standard Tenant Improvements, if any.

11.2.2 Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof to the satisfaction of Landlord, the need for which arises out of (a) Tenant’s use or occupancy of the Premises, (b) the installation, removal, use or operation of Tenant’s Property (as defined in Section 13.) in the Premises, (c) the moving of Tenant’s Property into or out of the Building, or (d) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

11.2.3 If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Notice to Tenant to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.

11.3 Compliance with Law. Landlord and Tenant shall each do all acts necessary to comply with all applicable laws, statutes, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein. The provisions of Section 9.2 are deemed restated here.

11.4 Notice of Defect. If it is Landlord’s obligation to repair, Tenant shall give Landlord prompt Notice, regardless of the nature or cause, of any damage to or defective condition in any part or appurtenance of the Building’s mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

11.5 Landlord’s Liability. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant’s lease or required by law to make in or to any portion of the Project, Building or Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant’s conduct of its business in the Premises.

12. CONSTRUCTION, ALTERATIONS AND ADDITIONS.

12.1 Landlord’s Construction Obligations. Landlord shall perform Landlord’s Work to the Premises as described in Exhibit “D”. All of Landlord’s Work described in Exhibit “D”, shall substantially comply with all applicable building codes and with the ADA) and shall be done in a good and professional manner by properly qualified and licensed personnel. All such work shall be diligently prosecuted to completion.

12.2 Tenant’s Construction Obligations. Tenant shall perform Tenant’s Work to the Premises as described in Exhibit “D” and shall comply with all of the provisions of this Section 12.

12.3 Tenant’s Alterations and Additions. Except as provided in Section 12.2 above, Tenant shall not make any other additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord, which consent shall” not be unreasonably withheld. Landlord’s consent may be conditioned, without limitation, on Tenant removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All of Tenant’s Work described in Exhibit “D”, as well as any addition, alteration or improvement, shall comply with all applicable laws, ordinances, codes and rules of any public authority (including, but not limited to the ADA) and shall be done in a good and professional manner by properly qualified and licensed personnel approved by Landlord. All work shall be diligently prosecuted to completion. Upon completion, Tenant shall furnish Landlord “as-built” plans. Prior to commencing any such work, Tenant shall furnish Landlord with plans and specifications; names and addresses of contractors; copies of all contracts; copies of all necessary permits; evidence of contractor’s and subcontractor’s insurance coverage for Builder’s Risk at least as broad as Insurance Services Office (ISO) special causes of loss form CP 10 30, Commercial General Liability at least as broad as ISO CG 00 01, workers’ compensation, employer’s liability and auto liability, all in amounts reasonably satisfactory to Landlord; and indemnification in a form reasonably satisfactory to Landlord. The work shall be performed in a manner that will not materially interfere with the quiet enjoyment of the other tenants in the Building in which the Premises is located. Upon the expiration of the lease, Tenant shall have no obligation to remove, nor shall pay any fees to remove alterations, fixtures and initial Tenant Improvements for the Premises, as shown on Exhibit D.

Landlord may require, in Landlord’s sole discretion and at Tenant’s sole cost and expense, that Tenant provide Landlord with a lien and completion bond in an amount equal to at least one and one-half (1 1 /2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises the total cost of which exceeds $150,000.00. Nothing contained in this Section 12.3 shall relieve Tenant of its obligation under Section 12.4. to keep the Premises, Building and Project free of all liens. Notwithstanding the foregoing, Tenant may, make non-structural alterations, additions or improvements, which do not affect the HVAC, plumbing, fire/life safety or electrical systems of the building, in or to the interior of the Premises without Landlord’s consent, if any such non-structural interior alterations, additions or improvements cost less than $25,000 per occurrence, and if the total costs of all such alterations, additions or improvements is less than $50,000 in any calendar year and do not effect the Buildings Plumbing, HVAC or Electrical Systems.

12.4 Payment. Tenant shall pay the costs of any work done on the Premises pursuant to Sections 12.2 and 12.3., and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant hereby indemnifies, and agrees to defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys’ fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall give Notice to Landlord at least ten (10) business days prior to the expected date of commencement of any work relating to alterations, additions or improvements to the Premises. Landlord retains the right to enter the Premises and post such notices as Landlord deems proper at any reasonable time.

12.5 Property of Landlord. Except as otherwise set forth herein, all additions, alterations and improvements made to the Premises shall become the property of Landlord and shall be surrendered with the Premises upon the expiration of the Term unless their removal is required by Landlord as provided in Section 12.3., provided, however, Tenant’s equipment, machinery and trade fixtures shall remain the Property of Tenant and shall be removed, subject to the provisions of Section 12.2.

13. LEASEHOLD IMPROVEMENTS; TENANT’S PROPERTY.

13.1 Leasehold Improvements. All fixtures, equipment (including air-conditioning or heating systems), improvements and appurtenances attached to or built into the Premises at the commencement or during the Term of the Lease (Leasehold Improvements), whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13.2., unless Landlord, by Notice to Tenant not later than thirty (30) days prior to the expiration of the Term, elects to have Tenant remove any Leasehold Improvements installed by Tenant. In such case, Tenant, at Tenant’s sole cost and expense and prior to the expiration of the Term, shall remove the Leasehold Improvements and repair any damage caused by such removal.

13.2 Tenant’s Property. All signs, notices, displays, movable partitions, business and trade fixtures, machinery and equipment (excluding air-conditioning or heating systems, whether installed by Tenant or not), personal telecommunications equipment and office’ equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, Tenant’s Property) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal, including without limitation repairing the flooring and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction, all at Tenant’s sole cost and expense.

14. INDEMNIFICATION.

14.1 Tenant Indemnification. Extent to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant shall indemnify and hold Landlord harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of: (a) Tenant’s use and occupancy of the Premises, or the Building or Project, or, any work, activity or thing done, allowed or suffered by Tenant in, on or about the Premises, the Building or the Project; (b) any breach or default by Tenant of any of Tenant’s obligations under this Lease; or (c) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, subtenants, licensees, customers, guests, invitees or contractors (including agents or contractors who perform work outside of the Premises for Tenant). At Landlord’s request, Tenant shall, at Tenant’s expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim. Tenant shall indemnify Landlord against all costs, attorneys’ fees, expert witness fees and any other expenses or liabilities incurred in such action or proceeding. As a material part of the consideration for Landlord’s execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except to the extent such damage or injury results solely from the negligence or willful misconduct of Landlord or its authorized agents. Subject to applicable waivers of subrogation, and except as set forth elsewhere in the Lease. Notwithstanding anything in Section 14 of the Lease to the contrary, except as expressly set forth elsewhere in the Lease and subject to applicable waivers of subrogation, Landlord shall indemnify Tenant for any compensatory damages, costs, liability, etc. to the extent arising from any act of negligence or willful misconduct by Landlord, its agents, employees or contractors.

14.2 Landlord Not Liable. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures or mechanical or electrical systems, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources, except to the extent arising as a result of Landlord’s gross negligence or willful misconduct. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project or for the acts of persons in, on or about the Premises, Building or the Project who are not die authorized agents ‘of Landlord or for losses due to theft, vandalism or like causes.

Tenant acknowledges that Landlord’s election to provide mechanical surveillance or to post security personnel in the Building or on the Project is solely within Landlord’s discretion. Landlord shall have no liability in connection with the decision whether or not to provide such services, and, to the extent permitted by law, Tenant hereby waives all claims based thereon.

15. TENANT’S INSURANCE.

15.1 Insurance Requirement. Tenant shall procure and maintain insurance coverage in accordance with the terms hereof, either as specific policies or within blanket policies. Coverage shall begin on the date Tenant is given access to the Premises for any purpose and shall continue until expiration of the Term, except as otherwise set forth in the Lease. The cost of such insurance shall be borne by Tenant.

Insurance shall be with insurers licensed to do business in the State, and acceptable to Landlord. The insurers must have a current A.M. Best’s rating of not less than A:VII, or equivalent (as reasonably determined by Landlord) if the Best’s rating system is discontinued.

Tenant shall furnish Landlord with certificates and amendatory endorsements effecting coverage required by this Section 15 before the date Tenant is first given access to the Premises. All certificates and endorsements are to be received and reasonably approved by Landlord before any work commences. Landlord reserves the right to inspect and/or copy any insurance policy required to be maintained by Tenant hereunder, including endorsements effecting the coverage required herein at any time. Tenant shall comply with such requirement within thirty (30) days of demand therefor by Landlord.

Tenant shall furnish Landlord with renewal certificates and amendments or a “binder” of any such policy at least twenty (20) days prior to the expiration thereof. Each insurance policy required herein shall be endorsed to state that coverage shall not be canceled, except after thirty (30) days prior written notice to Landlord and Landlord’s lender (if such lender’s address is provided).

The Commercial General Liability policy, as hereinafter required, shall contain, or be endorsed to contain, the following provisions: (a) Landlord and any parties designated by Landlord shall be covered as additional insureds as their respective interests may appear; and (b) Tenant’s insurance coverage shall be primary insurance as to any insurance carried by the parties designated as additional insureds. Any insurance or self-insurance maintained by Landlord shall be excess of Tenant’s insurance and shall not contribute with it.

15.2 Minimum Scope of Coverage. Coverage shall be at least as broad as set forth herein. However, if, because of Tenant’s Use or occupancy of the Premises, Landlord determines, in Landlord’s reasonable judgment, that additional insurance coverage or different types of insurance are necessary, then Tenant shall obtain such insurance at Tenant’s expense in accordance with the terms of this Section 15.

15.2.1 Commercial General Liability (ISO occurrence form CG 00 01) which shall cover liability arising from Tenant’s Use and occupancy of the Premises, its operations therefrom, Tenant’s independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract.

15.2.2 Workers’ Compensation insurance as required by law, and Employers Liability insurance.

15.2.3 Commercial Property Insurance (ISO special causes of loss form CP 10 30) against all risk of direct physical loss or damage (including flood, if applicable), earthquake excepted, for: (a) all leasehold improvements (including any alterations, additions or improvements made by Tenant pursuant to the provisions of Section 12 hereof) in, on or about the Premises; and (b) trade fixtures, merchandise and Tenant’s Property from time to time in, on or about the Premises. The proceeds of such property insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (a) shall be paid to Landlord, and the proceeds under (b) above shall be paid to Tenant.

15.2.4 Business Auto Liability. Landlord shall, during the Term hereof, maintain in effect similar insurance on the Building and Common Area.

15.2.5 Business Interruption and Extra Expense Insurance.

15.3 Minimum Limits of Insurance. Tenant shall maintain limits not less than:

15.3.1.1 Commercial General Liability: $1,000,000 per occurrence. If the insurance contains a general aggregate limit, either the general aggregate limit shall apply separately to this location or the general aggregate limit shall be at least twice the required occurrence limit.

15.3.1.2 Employees Liability: $1,000,000 per accident for bodily injury or disease.

15.3.1.3 Commercial Property Insurance: 100% replacement cost with no coinsurance penalty provision.

15.3.1.4 Business Auto Liability: $1,000,000 per accident.

15.3.1.5 Business Interruption and Extra Expense Insurance: In a reasonable amount and comparable to amounts carried by comparable tenants in comparable projects.

15.4 Deductible and Self-Insured Retention. Any deductible or self-insured retention in excess of $5,000 per occurrence must be declared to and approved by Landlord. At the option of Landlord, either the insurer shall reduce or eliminate such deductible or self-insured retention or Tenant shall provide separate insurance conforming to this requirement.

15.5 Increases in Insurance Policy Limits. If the coverage limits set forth in this Section 15 are deemed inadequate by Landlord or Landlord’s lender, then Tenant shall increase the coverage limits to the amounts reasonably recommended by either Landlord or Landlord’s lender. Landlord agrees that any such required increases in coverage limits shall not occur more frequently than once every three (3) years.

15.6 Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives, contractors and invitees of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy which may have been in force at the time of such loss or damage.

15.7 Landlord’s Right to Obtain Insurance for Tenant. If Tenant fails to obtain the insurance coverage or fails to provide certificates and endorsements as required by this Lease, Landlord may, after a ten (10) day notice and cure period at its option, obtain such insurance for Tenant. Tenant shall pay, as Additional Rent, the reasonable cost thereof together with a twenty-five percent (25%) service charge.

16. DAMAGE OR DESTRUCTION.

16.1 Damage. If, during the Term of this Lease, the Premises or the portion of the Building necessary for Tenant’s occupancy is damaged by fire or other casualty covered by fire and extended coverage insurance carried by Landlord, Landlord shall promptly repair the damage provided (a) such repairs can, in Landlord’s opinion, be completed, under applicable laws and regulations, within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, (b) insurance proceeds are available to pay eighty percent (80%) or more of the cost of restoration, and (c) Tenant performs its obligations pursuant to Section 16.4 hereof. In such event, this Lease shall continue in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant, its agents or employees, which negates coverage by Landlord’s rental loss insurance Tenant shall be entitled to a proportionate reduction of Rent to the extent Tenant’s use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 16.4 as evidenced by the issuance of a certificate of occupancy. If the damage is due to the fault or neglect of Tenant, its agents or employees and loss of rental income insurance is denied as a result, there shall be no abatement of Rent.

Notwithstanding anything contained in the Lease to, the contrary, in the event of partial or total damage or destruction of the Premises during the last twelve (12) months of the Term, either party shall have the option to terminate this Lease upon thirty (30) days prior Notice to the other party provided such Notice is served within thirty (30) days after the damage or destruction. For purposes of this Section 16.1., “partial damage or destruction” shall mean the damage or destruction of at least thirty-three and one-third percent (33 and 1/3%) of the Premises, as determined by Landlord in Landlord’s reasonable discretion.

16.2 Repair of Premises in Excess of One Hundred Eighty Days. If in Landlord’s opinion, such repairs to the Premises or portion of the Building necessary for Tenant’s occupancy cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect, upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated as provided in this Section 16, If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty. In the event that Landlord determines that the Premises cannot be rebuilt within two hundred seventy (270) days of the date of casualty, Tenant may terminate this Lease upon thirty (30) days Notice, given to Landlord within thirty (30) days of receipt of Landlord’s determination thereof. If Landlord is unable to complete such restoration within two hundred seventy (270) days of the date of casualty, subject to force majeure, and damage and destruction, Tenant may terminate this Lease upon thirty (30) days, given within ten (10) days after the end of such two hundred seventy (270) day period.

16.3 Repair Outside Premises. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord’s opinion repair thereof cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated as provided in this Section 16. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

16.4 Tenant Repair. If the Premises are to be repaired under this Section 16., Landlord shall repair at its cost any injury or damage, to the Building and Building Standard Tenant Improvements, if any. Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to perform work other than Landlord’s Work performed previously pursuant to Section 12.1 hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property (as well as reconstructing and reconnecting Tenant’s internal telecommunications wiring and related equipment). Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

16.5 Election Not to Perform Landlord’s Work. Notwithstanding anything to the contrary contained herein, Landlord shall provide Notice to Tenant of its intent to repair or replace the Premises (if Landlord elects to perform such work), and, within fifteen (15)days of its receipt of such Notice, Tenant shall provide Notice to Landlord of its intent to reoccupy the Premises. Should Tenant fail to provide such Notice to Landlord, then such failure shall be deemed an election by Tenant not to re-occupy the Premises and Landlord may elect not to perform the repair or replacement of the Premises. Such election shall not result in a termination of this Lease and all obligations of Tenant hereunder shall remain in full force and effect, including the obligation to pay Rent.

16.6 Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of an express agreement shall have no application.

17. EMINENT DOMAIN.

17.1 Whole Taking. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date.

17.2 Partial Taking. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (a) Tenant shall have the right to terminate this Lease by Notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (b) Landlord shall have the right to terminate this Lease by Notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the, Lease shall terminate on the thirtieth (30th) calendar day after either such Notice. Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, Base Rent and Tenant’s Proportionate Share shall be equitably adjusted.

17.3 Proceeds. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority; however, Tenant shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s Property and damage to Leasehold Improvements installed at the sole-expense of Tenant.

17.4 Landlord’s Restoration. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking; provided however, Landlord shall not be obligated to perform work other than Landlord’s Work performed previously pursuant to Section 12.1 hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of Tenant’s Property and any other Leasehold Improvements.

18. ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Section 18.

18.1 No Assignment or Subletting. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any party other than Tenant. Any of the foregoing acts without such consent shall be voidable and shall, at the option of Landlord, constitute a default hereunder. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the prior written consent of Landlord.

18.1.1 For purposes of this Section 18, the following shall be deemed an assignment:

18.1.1.1 If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law, and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership;

18.1.1.2 If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of twenty-five percent (25%), or any sale (or cumulative sales) or transfer of fifty-one (51%) or more of the value of the assets of Tenant provided, however, the foregoing shall not apply to corporations the capital stock of which is publicly traded.

Notwithstanding anything contained herein to the contrary, Tenant, without Landlord’s prior consent, shall have the right to sublet all or any part of the Premises or to assign this Lease to any Tenant Affiliate. As used herein, Tenant Affiliate” shall mean (i) any parent, subsidiary or affiliate (including any wholly-owned subsidiary thereof) of Tenant, within the Premises.

18.2 Landlord’s Consent. If, at any time or from time to time during the Term hereof, Tenant desires to assign this Lease or sublet all or any part of the Premises, and if Tenant is not then in default under the terms of the Lease, Tenant shall submit to Landlord a written request for approval setting forth the terms and provisions of the proposed assignment or sublease, the identity of the proposed assignee or subtenant, and a copy of the proposed form of assignment or sublease. Tenant’s request for consent shall be submitted to Landlord at least thirty (30) days prior to the intended date of such transfer. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld, continued or delayed In no event however, shall Landlord be required to consent to any assignment or sublease (a) to an existing tenant in the Project or (b) that may violate any restrictions contained in any mortgage, lease or agreement affecting the Project. Landlord’s consent to any assignment shall not be construed as a consent to any subsequent assignment, subletting, transfer of partnership interest or stock, occupancy or use.

18.2.1 Landlord’s approval shall be conditioned, among other things, on Landlord’s receiving adequate assurances of future performance under this Lease and any sublease or assignment. In determining the adequacy of such assurances, Landlord may base its decision on such factors as it deems reasonably appropriate, including but not limited to:

18.2.1.1 that the source of rent and other consideration due under this Lease, and, in the case of assignment, that the financial condition and operating performance and business experience of the proposed assignee and its guarantors, if any, shall be equal to or greater than the financial condition and operating performance and experience of Tenant and its guarantors, if any, as of the time Tenant became the lessee under this Lease;

18.2.1.2 that any assumptions or assignment of this Lease will not result in increased cost or expense, wear and tear, greater traffic or demand for services and utilities provided by Landlord pursuant to Section 10 hereof and will not disturb or be detrimental to other tenants of Landlord;

18.2.1.3 whether the proposed assignee’s use of the Premises will include the use of Hazardous Material, or will in any way increase any risk to Landlord relating to Hazardous Material; and

18.2.2 The assignment or sublease shall be on substantially the same terms and conditions set forth in the written request for approval given to Landlord, or, if different, upon terms and conditions consented to by Landlord;

18.2.3 No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises or any part thereof until an executed counterpart of such assignment or sublease has been delivered to Landlord;

18.2.4 No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained;

18.2.5 Any sums or other economic considerations received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate (a) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (b) any real estate brokerage commissions and the cost of reasonable tenant improvements, or fees payable to third parties in connection with such assignment or subletting, shall be shared equally by Tenant and Landlord as Additional Rent under this Lease without effecting or reducing any other obligations of Tenant hereunder.

If Landlord consents to the proposed transfer, Tenant shall deliver to Landlord three (3) fully executed original documents (in the form previously approved by Landlord) and Landlord shall attach its consent thereto. Landlord shall retain one (1) fully executed original document. No transfer of Tenant’s interest in this Lease shall be deemed effective until the terms and conditions of this Section 18 have been fulfilled.

18.3 Tenant Remains Responsible. No subletting or assignment shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or sublets of the Lease or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease, provided, however in no event shall any such actions materially increase Tenant’s financial obligations or liabilities hereunder.

18.4 Payment of Fees. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment, subletting or conversion to a limited liability entity, then Tenant shall, upon demand, pay Landlord, whether or not consent is ultimately given, an administrative fee of Three Hundred and 00/100 Dollars ($300.00)

19. DEFAULT.

19.1 Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

19.1.1 If Tenant abandons the Premises.

19.1.2 If Tenant fails to pay any Rent or Additional Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for three (3) days after receipt of Notice thereof from Landlord to Tenant.

19.1.3 If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after Notice thereof from Landlord to Tenant, or, if such default cannot reasonably be cured within thirty (30) days, if Tenant fails to commence to cure within that thirty (30) day period and diligently prosecute to completion.

19.1.4 Tenant’s failure to occupy the Premises within thirty(30) days after delivery of possession (as defined in Section 4 hereof).

19.1.5 Tenant’s failure to provide any document, instrument or assurance as required by Sections 12, 15, 18 and/or 35, if the failure continues for three (3) days after receipt of Notice from Landlord to Tenant.

19.1.6 To the extent provided by law:

19.1.6.1 If a Writ of attachment or execution is levied on this Lease or on substantially all of Tenant’s Property; or

19.1.6.2 If Tenant or Tenant’s Guarantor makes a general assignment for the benefit of creditors; or

19.1.6.3 If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within sixty (60) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or

19.1.6.4 If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant’s Property (or has the authority to do so) and such trustee, receiver, agent or custodian is not removed within sixty (60) days thereafter; or

19.1.6.5 If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in Sections 19.1.6.1 through above.

19.2 Landlord Remedies. In the event of Tenant’s default hereunder, then, in addition to any other rights or remedies Landlord may have under any law or at equity, Landlord shall have the right to collect interest on all past due sums (at the maximum rate permitted by law to be charged by an individual), and, at Landlord’s option and without further notice or demand of any kind, to do the following:

19.2.1 Terminate this Lease and Tenant’s right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

19.2.2 Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

19.2.3 Reenter the Premises under the provisions of Section 19.2.2., and thereafter elect to terminate this Lease and Tenant’s right to possession of the Premises.

If Landlord reenters the Premises under the provisions of Sections 19.2.2 or 19.2.3 above, Landlord shall, not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s obligations under the Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of Rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises which are not covered by the rent received from the reletting.

19.3 Damages Recoverable. Should Landlord elect to terminate this Lease under the provisions of Section 19.2, Landlord may recover as damages from Tenant the following:

19.3.1 Past Rent. The worth at the time of the award of any unpaid Rent that had been earned at the time of termination including the value of any Rent that was abated during the Term of the Lease (except Rent that was abated as a result of damage or destruction or condemnation); plus

19.3.2 Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided; plus

19.3.3 Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the unpaid Rent that Tenant proves could be reasonably avoided; plus

19.3.4 Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant’s default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including brokers’ commissions.

“The worth at the time of the award” as used in Sections 19.3.1 and 19.3.2 above, is to be computed by allowing interest at the maximum rate permitted by law to be charged by an individual. “The worth at the time of the award” as used in Section 19.3.3 above, is to be computed by discounting the amount at the discount rate five percent (5%).

19.4 Landlord’s Right to Cure Tenant’s Default. If Tenant defaults in the performance of any of its obligations under this Lease and Tenant has not timely cured the default after Notice, Landlord may (but shall not be obligated to), without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance immediately upon written demand therefor, and if paid at a later date these costs shall bear interest at the rate of twelve (12%) percent

19.5 Landlord’s Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of Notice from Tenant specifying such default, or, if such default cannot reasonably be cured within thirty (30) days if Landlord fails to commence to cure within that thirty (30) day period and diligently prosecute to ‘completion, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or-other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, proceeds and other income actually received on account of Landlord’s right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any), wherever situated, shall be subject to levy to satisfy such judgment.

19.6 Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

19.7 Tenant’s Right to Cure Landlord’s Default. If, after Notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord’s expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

20. WAIVER.

No delay or omission in the exercise of any right or remedy of either party upon any default by the other shall impair such right or remedy or be construed as a waiver of such default. The receipt and acceptance by one party of delinquent satisfaction of any obligation hereunder shall not constitute a waiver of any other default: it shall constitute only a waiver of timely satisfaction of the particular obligation involved (excluding the collection of a late charge or interest).

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written acknowledgement from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease.

Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

Any waiver by either party of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

21. SUBORDINATION AND ATTORNMENT.

This Lease is and shall be subject and subordinate to all ground or underlying leases (including renewals, extensions, modifications, consolidations and replacements thereof) which now exist or may hereafter be executed affecting the Building or the land upon which the Building is situated, or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever (including renewals, extensions, modifications, consolidations and replacements thereof) now or hereafter placed on or against the Building or on or against Landlord’s interest or estate therein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Nevertheless, Tenant covenants and agrees to execute and deliver upon demand, without charge therefor, such further instruments evidencing such subordination of this Lease to such ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may be required by Landlord.

Notwithstanding anything contained herein to the contrary, if any mortgagee, trustee or ground lessor shall elect that this Lease is senior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of the recording thereof.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this lease. Notwithstanding the foregoing, Landlord shall make reasonable efforts to assist Tenant in obtaining a commercially reasonable SNDA from any current or future lender at no cost to Landlord.

22. TENANT ESTOPPEL CERTIFICATES.

22.1 Landlord Request for Estoppel Certificate. Within ten (10) business days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord’s designee, in the form reasonably requested by Landlord, a written statement certifying, among other things, (a) that this Lease is unmodified and in full force and effect, or that it is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that to Tenant’s knowledge Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be conclusively relied upon by a prospective purchaser, assignee or encumbrance of the Premises.

22.2 Failure to Execute. Tenant’s failure to execute and deliver such statement within the time required shall at Landlord’s election be a default under this

Lease and shall also be conclusive upon Tenant that: (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) to Tenant’s knowledge, there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counter-claim or deduction against Rent and (c) not more than one month’s Rent has been paid in advance.

23. NOTICE.

Notice shall be in writing and shall be deemed duly served or given if personally delivered, sent by certified or registered U.S. Mail, postage prepaid with a return receipt requested, or sent by overnight courier service, fee prepaid with a return receipt requested, as follows: (a) if to Landlord, to Landlord’s Address for Notice with a copy to the Building manager, and (b) if to Tenant, to Tenant’s Mailing Address; Landlord and Tenant may from time to time by Notice to the other designate another place for receipt of future Notice. Notwithstanding anything contained herein to the contrary, when an applicable State statute requires service of Notice in a particular manner, service of that Notice in accordance with those particular requirements shall replace rather than supplement any Notice requirement set forth in the Lease.

24. TRANSFER OF LANDLORD’S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, provided the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all of Landlords obligations hereunder are assumed by such transferee. If any security deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

25. SURRENDER OF PREMISES.

25.1 Clean and Same Condition. Upon the Expiration Date or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord clean and in the same condition as when received, except for (a) reasonable wear and tear, (b) loss by fire or other casualty, and (c) loss by condemnation. Tenant shall remove Tenant’s Property no later than the Expiration Date. If Tenant is required by Landlord to remove any additions, alterations, or improvements under Section 12.3., Tenant shall complete such removal no later than the Expiration Date. Any damage to the Premises, including any structural damage, resulting from removal of any addition, alteration, or improvement required to be removed pursuant to Section 12.3 and/or from Tenant’s use or from the removal of Tenant’s Property pursuant to Section 13.2 shall be repaired (in accordance with Landlord’s reasonable direction) no later than the Expiration Date by Tenant at Tenant’s sole cost and expense. On the Expiration Date, Tenant shall surrender all keys to the Premises.

25.2 Failure to Deliver Possession. If Tenant fails to vacate and deliver possession of the Premises to Landlord on the expiration or sooner termination of this Lease as required by Section, Tenant shall indemnify, defend and hold Landlord harmless from all claims, liabilities and damages resulting from Tenant’s failure to vacate and deliver possession of the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant’s failure to vacate and deliver possession of the Premises and rental loss which Landlord suffers.

25.3 Property Abandoned. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises and is- not removed by Tenant within Ten (10) days following receipt of Notice from Landlord, said property shall be deemed to be abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant’s Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant.

26. HOLDING OVER.

Tenant shall not occupy the Premises after the Expiration. Date without Landlords consent. If after expiration of the Term, Tenant remains in possession of the Premises with Landlord’s permission (express or implied), Tenant shall become a tenant from month to month only upon all the provisions of this Lease (except as to the term and Base Rent). Monthly Installments of Base Rent payable by Tenant during this period shall be increased to one hundred fifty percent (150%) of the Monthly Installments of Base Rent payable by Tenant in the final month of the Term. The tenancy may be terminated by either party, effective on the last day of a month, by delivering Notice to the other party at least thirty (30) days prior thereto. Nothing contained in this Section 26 shall be construed to limit or constitute a waiver of any other rights or remedies available to Landlord pursuant to this Lease or at law.

27. RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit “E” and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord agrees to enforce the rules and regulations uniformly against all tenants of the Project. Landlord shall not be liable, however, for any violation of said rules and regulations by other tenants or occupants, of the Building or Project. In the event of a conflict between the rules and regulations, and the express provisions of this Lease, the express provisions of this Lease shall control.

28. CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without (a) liability to Tenant for damage or injury to property, person or business; (b) being found to have caused an actual or constructive eviction from the Premises; or (c) being found to have disturbed Tenant’s use or possession of the Premises.

28.1 Name. To name the Building and Project and to change the name or street address of the Building or Project.

28.2 Signage. To install and maintain all signs on the exterior and interior including the main lobby of the Building and the exterior of the Premises.

28.3 Access. To have pass keys to the Premises and all doors within the Premises, excluding Tenant’s files, vaults and safes.

28.4 Physical Changes. To stripe or re-stripe, re-surface, enlarge, change the grade or drainage of and control access to the parking lot; to assign and reassign spaces for the exclusive or nonexclusive use of tenants (including Tenant); and to locate or relocate parking spaces assigned to Tenant.

28.5 Inspection. At any time during the Term, and on twenty-four (24) hours prior, when practicable/telephonic notice to Tenant, to inspect the Premises, and to show the Premises to any person having an existing or prospective interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof.

28.6 Entry. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant’s business in the Premises in the course of any such entry. Landlord, and any third parties entering the Premises at Landlord’s invitation or request shall at all times strictly observe Tenant’s reasonable rules relating to security on the Premises. Tenant shall have the right, in its sole discretion, to designate a representative to accompany Landlord, or any third parties, while they are on the Premises.

28.7 Common Area Regulation. To exclusively regulate and control use of all Common Area in the Project and Park.

29. ADVERTISEMENTS AND SIGNS.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation the inside or outside of windows or doors, without the prior written consent of Landlord. Landlord shall have the right to remove any signs or other matter installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days of written demand by Landlord.

30. RELOCATION OF PREMISES.

Landlord shall have the right to relocate the Premises to another part of the Building at any time after the execution and delivery of the Lease upon at least thirty (30) days prior Notice to Tenant. The new premises (“New Premises”) shall be substantially similar to the configuration of the original premises (“Original Premises”) as described in this Lease. The New Premises shall be leased to Tenant on the same terms and conditions as provided in this Lease, except if the New Premises contains less square footage, then there shall be a proportionate adjustment in Rent. If Tenant requests an increase in the size of the Premises and the Landlord can accommodate this, then there shall be a proportionate increase in rent. Landlord shall pay reasonable expenses incurred moving Tenant’s Property to the New Premises. Landlord, at its expense, shall improve the New Premises with improvements substantially similar to those in the Original Premises. At the time of such relocation, Tenant’s reasonable moving expense shall include, without limitation, the cost of replacing Tenant’s signage at the New Premises, the cost of moving Tenant’s telecommunications equipment, the cost of replacing unused letterhead stationary, and business cards of Tenant showing the address of the Original Premises. Upon completion of such relocation, the New Premises shall be the Premises for all purposes under the Lease and the parties shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of Base Rent, if any.

31. GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities (including telecommunications) during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

32. FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials,, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 32 shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.

33. BROKERAGE FEES.

Both parties warrants and represents that they have not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Listing and Leasing Agent(s) set forth in Section 2.9 of this Lease. Each party shall indemnify, defend and hold the other harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of such party.

34. QUIET ENJOYMENT.

Tenant, upon payment of Rent and performance of all of its obligations under this Lease, shall peaceably, quietly and exclusively enjoy possession of the Premises without unwarranted interference by Landlord or anyone acting or claiming through Landlord, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

35. TELECOMMUNICATIONS.

35.1 Telecommunications Companies. Tenant and its agents and/or service providers shall have no right of access to the Project for the installation and operation of telecommunications lines and systems for any of Tenant’s telecommunications within or from the Building to any other location without Landlord’s prior-written consent, which shall not be unreasonably withheld. However, Landlord’s consent shall not be required where the equipment being installed, repaired or maintained is not located in an area in which any telecommunications lines or equipment of any other tenant or of Landlord are located. Landlord’s approval of, or requirements concerning, the lines or any equipment related .thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy thereof, and Landlord hereby disclaims any responsibility or liability for the same. Landlord disclaims all responsibility for the condition or utility of the intra-building cabling network (ICN) and makes no representation regarding the suitability of the ICN for Tenant’s intended use.

35.2 Tenant’s Obligations. If at any time the point of demarcation for Tenant’s telecommunications equipment in Tenant’s telephone equipment room or other location is relocated to some other point, whether by operation of law or otherwise, upon Landlord’s election, Tenant shall, at Tenant’s sole expense and cost: (1) within thirty (30) days after notice is first given to Tenant of Landlord’s election, cause to be completed by an appropriate telecommunications engineering entity approved in advance in writing by Landlord, all details of the telecommunications lines serving Tenant in the Building which details shall include all appropriate plans, schematics, and specifications; and (2) if Landlord so elects, immediately undertake the operation, repair and maintenance of the telecommunications lines serving Tenant in the Building; and (3) upon the termination of the Lease for any reason, or upon expiration of the Lease, immediately effect the complete removal of all or any portion or portions of the telecommunications lines serving Tenant in the Building and repair any damage caused thereby (to Landlord’s reasonable satisfaction). Notwithstanding anything contained herein to the contrary, Tenant shall have no obligation to remove any telecommunication lines serving Tenant that are currently present at the Premises and were not installed by, or on behalf of Tenant.

Prior to the commencement of any alterations, additions, or modifications to the telecommunications lines serving Tenant in the Building, except for minor changes, Tenant shall first obtain Landlord’s prior written consent by written request accompanied by detailed plans, schematics, and specifications showing all alterations, additions and modifications to be performed, with the time schedule for completion of the work, for which Landlord may withhold consent in its sole and absolute discretion.

35.3 Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of any kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the acts and omissions of Tenant, Tenant’s officers, directors, employees, agents, contractors, subcontractors, subtenants and invitees with respect to (1) any telecommunications lines installed by, or on behalf of, and serving Tenant in the Building; (2) any bodily injury (including wrongful death) or property damage (real or personal) arising out of or related to any telecommunications lines installed by, or on behalf of, and serving Tenant in the Building; (3) any lawsuit brought or threatened, settlement reached, or governmental order relating to such telecommunications lines; (4) any violations of laws, orders, regulations, requirements, or demands of governmental authorities, or any reasonable policies or requirements of Landlord, which are based upon or in any way related to such telecommunications lines, including, without limitation, attorney and consultant fees, court costs and litigation expenses. This indemnification and hold harmless agreement will survive this Lease. Under no circumstances shall Landlord be liable for interruption in telecommunications services to Tenant or any other entity affected, for electrical spikes or surges, or for any other cause whatsoever, whether by Act of God or otherwise, except to the extent caused by the gross negligence or willful misconduct of Landlord subject to applicable waivers of subrogation.

35.4 Landlord’s Operation. Notwithstanding anything contained herein to the contrary, if the point of demarcation is relocated, Landlord may, but shall not be obligated to, undertake the operation, repair and maintenance of telecommunications lines and systems in the Building. If Landlord so elects, Landlord shall give Notice of its intent to do so, and Landlord shall, based on Landlord’s sole business discretion, make such lines and systems available to tenants of the Building (including Tenant) in the manner it deems most prudent. Landlord may include in Operating Expenses all or a portion of the expenses related to the operation, repair and maintenance of the telecommunications lines and systems.

36. MISCELLANEOUS.

36.1 Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

36.2 Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

36.3 Attorneys’ Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party (i.e., the party that recovers the greater relief as a result of the action or proceeding) shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred on account of such action or proceeding.

36.4 Captions and Section Numbers. The captions appearing in the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Section numbers refer to Sections in this Lease.

36.5 Changes Requested by Lender. Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord’s interest, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

36.6 Choice of Law. This Lease shall be construed and enforced in accordance with the Laws of the State.

36.7 Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages, by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and, in such event, Tenant’s only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction.

36.8 Authority. If Tenant is not an individual signing on his or her own behalf, then each individual signing this Lease on behalf of the business entity that constitutes Tenant represents and warrants that the individual is duly authorized to execute and deliver this Lease on behalf of the business entity, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of a resolution of its board of directors, if Tenant is a corporation, or other memorandum of resolution if Tenant is a limited partnership, general partnership or limited liability entity, authorizing such execution.

36.9 Waiver of Right to Jury Trial. Landlord and Tenant hereby waive their respective rights to a trial by jury of any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant’s Use or occupancy of the Premises, Building or Project (including any claim of injury or damage or the enforcement of any remedy under any current or future laws, statutes, regulations, codes or ordinances).

36.10 Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

36.11 Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord, notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

36.12 Furnishing of Financial Statements; Tenant’s Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request, financial statements reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

36.13 Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

36.14 Prior Agreements; Amendments. This Lease and the schedules and addenda attached, if any, form a part of this Lease together with the rules and regulations set forth on Exhibit “E” attached hereto, and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings (Representations) between Landlord and Tenant concerning the Premises and the Building and Project, and there are no Representations, either oral or written, between them other than those in this Lease.

This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, and that it has not relied on any such Representations. Tenant further acknowledges that no such Representations shall be used in the interpretation or construction of this Lease, and that Landlord shall have no liability for any consequences arising as a result of any such Representations.

Except as otherwise provided herein, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.

36.15 Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes.

36.16 Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the -validity, of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

36.17 Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and successors and assigns of the parties.

36.18 Time of the Essence. Time is of the essence of this Lease.

36.19 Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

36.20 Consent to Press Release. Landlord may, after the Lease is fully executed, issue a press release containing the following information: (i) Tenant’s name and the nature of Tenant’s business; (ii) the Term; (iii) the square footage leased and the Building name and location; (iv) the name of the brokers who represented Landlord and Tenant; and (v) such other general information as may be customarily included in similar press releases. Tenant hereby consents to such a press release.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth on Page

LANDLORD:

GLB 3, L.L.C., a New Jersey limited liability company

By:	Glenborough Realty Trust Incorporated, a Maryland corporation
Its Manager

	By:	/s/ [ILLEGIBLE]
	Its	Executive Vice President

TENANT:

Tibbett & Britten Group North America, Inc., a Delaware corporation

	By:	/s/ [ILLEGIBLE]
	Its	Vice President

	By:	/s/ [ILLEGIBLE]
	Its	Corporate Secretary

ADDENDUM TO LEASE BETWEEN

GLB 3, LLC (Landlord)

and TIBBETT & BRITTEN GROUP NORTH AMERICA, INC. (Tenant)

Dated April 024 , 2004

37. OPTION TO EXTEND LEASE TERM.

Section 37. adds to and amends the Lease as follows:

(a) Tenant shall have the option to extend the Lease Term beyond the Expiration Date on all of the provisions contained in this Lease, except (i) Monthly Installments of Base Rent, and (ii) the Base Year, which shall be adjusted to the calendar year 2010 for the remainder of the Lease Term) for a five (5) year period (“Extended Term”) by giving notice of its exercise at least two hundred seventy (270) days prior to the Expiration Date of the Lease. Provided that, if an event of default has occurred and has not been cured by Tenant within applicable time periods as set forth in the Lease, then this option to extend shall, at Landlord’s option, terminate.

(b) Monthly Installments of Base Rent for the Extended Term shall be equal to the then prevailing market rate for comparable space in the local market. Such prevailing market rate shall be based upon current rental rates for space of comparable size, age, location and condition as the Building.

(c) The parties shall have sixty (60) days after Landlord receives Tenant’s option notice in which to agree on Monthly Installments of Base Rent for the Extended Term. If the parties agree on the Monthly Installments of Base Rent for the Extended Term during that period, they shall immediately execute an amendment to this Lease stating Monthly Installments of Base Rent.

(d) If the parties are unable to agree on Monthly Installments of Base Rent for the Extended Term within that period, then within ten (10) days after the expiration of that period each party, at its cost and by giving written notice to the other party, shall appoint a real estate broker with at least 5 years full-time commercial brokerage experience in the area in which the Premises is located to estimate and set Base Rent for the Extended Term. If a party does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set Base Rent for the Extended Term. If the two brokers are appointed by the parties as stated in this Section 38., they shall meet promptly and attempt to set Base Rent for the Extended Term. If they are unable to agree within thirty (30) days after the second broker has been appointed, they shall attempt to elect a third broker meeting the qualifications stated in this Section 37 within ten (10) days after the last day the two brokers are given to set Base Rent. If they are unable to agree on the third broker, either of the parties to this Lease by giving ten (10) days written notice to the other party can apply to the then president of the county real estate board of the county in which the Premises are located, or to the presiding judge of the superior court of that county, for the selection of a third broker who meets the qualifications stated in this Section 37. Each of the parties shall bear one half of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either party.

(e) Within thirty (30) days after the selection of the third broker, a majority of the brokers shall set Base Rent for the Extended Tenn. In setting Base Rent, the broker or brokers shall consider the highest and best use for the Premises without regard to the restriction on use of the Premises contained in this Lease. If, however, the low estimate and/or the high estimate are/is more than five percent (5%) lower and/or higher than the middle estimate, the low estimate and/or the high estimate shall be disregarded. If only one estimate is disregarded, the average of the remaining two estimates shall be the Base Rent for the Premises during the Extended Term. If both the low estimate and the high estimate are disregarded as stated in this Section 37., the middle estimate shall be the Base Rent for the Premises during the Extended Term. After Base Rent for the Extended Term has been set, the broker shall immediately not the parties. Landlord and Tenant shall immediately execute an Amendment to the Lease setting forth Base Rent for the Extended Term.

(f) This option to extend the Lease Term is granted by Landlord to Tibbett & Britten Group North America, Inc., is personal as to it, and shall not be exercised or assigned, voluntarily or involuntarily, by or to anyone other than Tibbett & Britten Group North America, Inc., its wholly-owned subsidiaries or affiliates. Any assignment of this option to extend the Lease Term without Landlord’s prior written consent shall be void and, at Landlord’s election, shall constitute a default hereunder.

38. RIGHT OF FIRST OFFER.

Section 38 adds to and amends the Lease as follows:

Subject to prior rights which Landlord may have granted to other tenants of the Building or third parties, and provided that Tenant is not in default under the Lease, during the Term of the Lease, Landlord hereby grants to Tenant the one-time right to receive Landlord’s first offer to lease Suite 300 of the Building (consisting of approximately 24,597 rentable square feet of space) should Suite 300 become available. The term “available” means that any existing tenant shall have fully and finally vacated and surrendered possession at the expiration of its lease or any extension(s) thereof, and that Landlord and such other tenant or third party have not negotiated an extension of its lease or occupancy agreement. As to such Suite, Landlord shall promptly deliver to Tenant notice of availability and an offer to Tenant to lease the space as part of the Premises co-terminously with the Term of this Lease at the then current market rental rate (subject to adjustment in accordance with the terms of the Lease). Other significant terms and conditions shall be included in the notice. Within ten (10) business days after receipt of Landlord’s notice, Tenant shall provide Landlord notice of its acceptance or rejection of the offer.

If Tenant indicates by notice to Landlord its agreement to lease such Suite, the parties shall immediately execute an amendment to this Lease stating the addition of such Suite to the Premises. If Tenant does not accept the offer within five (5) days, Landlord thereafter shall have the right to lease such Suite to a third party, and this Right of First Offer shall be of no force and effect.

This Right of First Offer is granted by Landlord to Tibbett & Britten Group North America, Inc., is personal as to it, and shall not be exercised or assigned, voluntarily or involuntarily, by or to anyone other than Tibbett & Britten Group North America, Inc., its wholly-owned subsidiaries or affiliates. Any assignment of such Right of First Offer without Landlord’s prior written consent shall be void and, at Landlord’s election, shall be a default under the Lease.

39. TENANT IMPROVEMENTS.

Section 39 adds to and amends the Lease as follows:

(a) Landlord, at its sole cost and expense, shall construct turnkey tenant improvements in the Premises in accordance with Exhibit “D” attached to the Lease and incorporated herein by this reference (the “Tenant Improvements”). Landlord shall pay the cost of such Tenant Improvements directly to any architects; contractors and/or subcontractors performing the Landlord’s Work in the Premises on behalf of Landlord. Any items not set forth as Landlord’s Work on Exhibit “D” attached hereto shall be the sole responsibility of Tenant.

(b) In addition, Landlord shall reimburse Tenant up to a maximum of $54,007.52 for the actual and reasonable costs of Tenant’s physical relocation to the Premises. Such amounts shall be due to Tenant within thirty (30) days after Landlord’s receipt of actual paid receipts for such physical moving costs from Tenant.

N WITNESS WHEREOF, Landlord and Tenant have executed this Addendum to Lease as of the date first above written.

LANDLORD:
GLB 3, L.L.C., a New Jersey limited liability company

By:		Glenborough Realty Trust Incorporated, a Maryland corporation
Its Manager

	By:	/s/ [ILLEGIBLE]
	Its	Executive Vice President

TENANT:

Tibbett & Britten Group North America, Inc.,
a Delaware corporation

	By:	/s/ [ILLEGIBLE]
	Its	Vice President

	By:	/s/ [ILLEGIBLE]
	Its	Corporate Secretary

EXHIBIT A

FLOOR PLAN SHOWING THE PREMISES

CENTERPOINTE IV, NJ

[To be attached]

EXHIBIT B

SITE PLAN OF THE PROJECT AND PARK

CENTERPOINTE IV, NJ

[To be attached]

EXHIBIT C

BUILDING STANDARD TENANT IMPROVEMENTS

CENTERPOINTE IV, NJ

The following Schedule of Standard Tenant Improvements is provided to specify the minimum quality standards of the building materials to be used in the construction of the interior Tenant improvements. Landlord is providing Tenant with the usable premises in its “as-is” raw condition which consists of only the main “home run” lines for HVAC and sprinkler.

1. Partitions

(a) Partitions within the Premises shall have 2” gypsum board on each sided of 3-5/8” metal studs, 16’ on center, taped and spackled. Partitions between the Premises, corridor(s) and between the Premises and adjacent space, shall have 5/8” fire code gypsum board, taped and spackled, on each side of 3-5/8” metal studs, 16” on center above finished ceiling to underside of metal deck. Demising partitions and corridor partitions to have thermofibre insulation installed within, and to be constructed from floor to underside of metal deck above.

2. Doors and Bucks

(a) All frames to be hollow metal knock down door frames.

(b) Doors within the Premises to be 3’-0” x 8’-0” x 1’3/4” solid core, stain grade birch veneer.

(c) Entrance doors from corridors thru to the Premises to be full height (8’-0”) double Herculite frameless 3/4” clear glass doors, or double wood solid core Mahogany veneer doors (see attached typical Tenant Entrance).

(d) All doors to be located, oriented and with hardware in accordance with applicable codes.

3. Glazing

Glazing in windows, doors and partitions shall be as required by code.

4. Hardware

(a) Provide cylindrical latch sets with lever handle, on individual office doors within the Premises.

(b) Provide lock sets with level handle and closers, on doors from corridor(s) to the Premises.

(c) Provide sets and latch sets to be Schlage, Series “D”, or equivalent, as approved by Landlord.

(d) All lock sets shall be keyed to the building master key system.

5. Acoustical Ceilings

(a) Lay-in acoustic tile ceilings, within the Premises, shall be 2’x4’ acoustical lay-in ceiling, Armstrong Second Look I (white) in 15/16” grid (white).

(b) Ceiling heights within the Premises to be nominal 9’-0” at typical floors.

(c) Direction of ceiling grid to be as determined by Landlord.

6. Floorings

(a) All carpet materials will be selected by Tenant subject to flame spread rating submitted to both Fire Department and Landlord.

(b) Supply rooms, telephone rooms, equipment rooms and mail rooms within the Premises will receive vinyl composition tile and 4 vinyl base.

7. Painting

(a) Interior wall surface of gypsum board shall receive two (2) coast of flat latex paint, Benjamin Moore, or equal, colors to be selected by Tenant.

(b) All interior ferrous metal surfaces shall receive two (2) coast of alkyd semi-gloss enamel paint over shop-applied primer.

(c) All wood doors to receive one (1) coat of sealer and two (2) coats of clear polyurethane water base satin finish or two (2) coats of enamel.

(d) All wall covering materials will be selected by Tenant subject to flame spread rating must be submitted to both Fire Department and Landlord.

8. Window Covering

(a) Building standard blinds shall be Levelor – Riviera Dust guard 1” horizontal aluminum blind. Color #892 Low Gloss Black. Substitution of building standard blinds by Tenants is not permitted.

9. Electrical Specifications

(a) Lighting: 2’x4’ recessed fluorescent lay-in 3” deep, 18 cell low iridescence Parabolic louver (1 fixture per 80SF), Energy efficient ballast.

(b) The average electric load of the Premises shall not exceed sib (6) watts per usable square foot for power and three (3) watts per square foot for lighting.

10. Fire and Life Safety Features

(a) The building is to be fully sprinklered.

(b) Sprinkler installation to consist of recessed hears sprinklers with whiter covers in Tenant’s space.

(c) Fire alarm system consisting of manual pull boxes, annunciators, alarm bells, control panel, to code.

(d) Smoke detectors, photoelectric type in elevator lobbies, electric equipment rooms, elevator machine rooms, and in ducts where quantity is over 15,000 CFM. Fire stats in the duct work where air quantity is less than 15,000 CFN.

(e) Emergency and exit lighting in public spaces.

(f) All work involving smoke detectors and fire alarms must be performed by Landlord’s designated subcontractor.

11. Telephone Data

(a) Landlord shall arrange with local telephone company for telephone service within the equipment room in the building core.

(b) All telephone work and wiring in partitions, floors and ceilings to be paid for by Tenant and arrange for by Tenant with the telephone company or other qualified installer selected by Tenant but approved by Landlord. Landlord will coordinate work with other trades as required. All electrical load centers, special wiring and plywood, supplied for telephone equipment, shall be an extra coast to be paid by Tenant. Telephone and data wiring is to meet all prevailing codes.

(c) Fibre optic capability is available on Route 22 to Tenant, at Tenant’s expense.

12. HVAC Specification

(a) Heating, ventilation and air-condition system shall be capable of maintaining the following interior conditions, subject to governmental regulations:

Summer – 78 degrees F (+1-2 degrees C) dry bulb and 50% relative humidity when outside temperature is 90 degrees F dry bulb and 75 degrees F wet.

Winter – 70 degrees F when outside temperature is 13 degrees F.

(b) HVAC systems shall be variable air volume (V.A.V.) system. V.A.V. – DDC control units will have automatic thermostats and volume controls mounted in the rooms or open spaces within the Premises. Control units can operate from 100% of nominal volume to 10% of nominal volume.

(c) The control units are connected to supply duct systems which are supplied with conditioned air from rooftop air handling units with cooling coils, filters, mixing dampers and relief dampers.

(d) A control panel for each system contains time clock, refrigeration step controller, duct supply air control thermostat and automatic economizer controls.

(e) HVAC. Design Conditions:

Summer Outside	90 degrees Fahrenheit Dry Bulb 75 Fahrenheit Wet Bulb

Summer Inside	78 degrees Fahrenheit Dry Bulb +/-2 Degrees

Winter Outside	13 degrees Fahrenheit 15 MPH wind

Winter Inside	70 degrees Fahrenheit Dry Bulb

(f) HVAC Zoning:

X All exterior zones shall’ have one VAV box per 1200 square feet and one VAV box per corner office (two or more exposure).

X All interior spaces shall have one VAV box per 2000 square feet.

X All interior perimeter shall have not water radiant ceiling hear panels.

(g) HVAC Ductwork. Medium pressure duct systems will be designed at air velocity range from 2500 – 3000 FPM. All ductwork will be installed in accordance with the latest SMACANA Standards.

(h) If Tenant’s interior layout provides for an above normal amount of floor-to ceiling partitions, or if Tenant’s equipment (i.e., conference rooms, mail rooms, lunch rooms, etc. (requires air-conditioning above and beyond building standard, as out lined said additional air-conditioning (including cost of operation as stipulated on the Lease ) shall be paid for by Tenant as an extra cost. Any special exhaust requirements will also be an extra costs to be paid by Tenant.

(i) All work involving the connection of HVAC control systems must be performed by Landlord’s designated contractor

13. Disturbance to Other Tenants

Penetration of another tenant’s space shall not commence until Tenant has notified Landlord and Landlord has approved the schedule to work. The tenant whose space is being penetrated has the right to demand the work within its are be done on an overtime basis.

14. Noise

The use of jack hammers, core drilling, or other heavy noise shall not be used until Landlord has been notified and has given approval.

EXHIBIT D

WORK LETTER AND DRAWINGS

CENTERPOINTE IV, NJ

[To be attached]

Exhibit D

INTERIOR TENANT ALTERATIONS BUDGET CENTERPOINTE IV

TBG

Third Floor

[To be attached]

EXHIBIT E

RULES AND REGULATIONS

CENTERPOINTE IV, NJ

1.	Building Hours:	8:00 am-6:00 p.m. WEEKDAYS
8:00 am. – 12:00 p.m. SATURDAYS

Landlord recognizes the following holidays: President’s Day Memorial Day Independence Day Labor Day Thanksgiving Day after Thanksgiving Christmas New Year’s Day

2.	Overtime heating, ventilation and air conditioning is billed on an hourly basis at Landlord’s cost for supplying this service.

3.	The sidewalks, hallways, passages, exits and entrances shall not be obstructed by tenants or sued for any purpose other than for ingress to and egress from their respective premises. The Landlord shall in all cases retain the right to control and prevent access by all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the to safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the tenants normally deal in the ordinary course of their respective businesses, unless such persons are engaged in Illegal activities. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

4.	The directory of the Building will be provided exclusively for the display of the names and locations of Tenant and other tenants of the Building, and Landlord reserves the right to exclude any additional or other names thereon..

5.	No signs shall be attached to or placed in window. Nor awning or shade shall be affixed or installed over or in the windows or the exterior of the Premises. The window of the Building shall not be covered or obstructed by Tenant.

6.	The toilets, urinals and wash basins shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers or other substances of any kind shall be thrown into them. Tenants shall not mark, drive nails, screws or drill into, paint, or in any way deface the walls, ceilings partitions floors. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the tenant who has caused such breakage, stoppage or damage.

7.	Electrical wiring of any kind shall be introduced and connected only as directed by Landlord, and no boring or cutting of wires will be allowed except with the prior written consent of Landlord. The location of telephones, call boxed, etc., shall be prescribed by Landlord. (For building common areas)

8.	Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe conditions from arising. Safes or other heavy objects shall, it considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distributed the weight. Landlord will not be responsible for any loss or damage to any such safe or property from any cause; but all damage done to the Building by moving or maintaining any such safe or property shall be repaired at the expense of Tenant.

9.	There shall be used in any space, or in the public halls of the Building; either by Tenant or others, any hand trucks, excepted those equipped with rubber tires and side guards.

10.	No additional lock or locks shall be placed by tenants on any door in the Building unless written consent of Landlord shall have first been obtained. Two keys will be furnished by Landlord for entry door or doors only, and any additional keys required must be obtained from Landlord, at Tenant’s cost, and neither Tenant nor its agents or employees shall have any duplicated key made. The Tenant, upon termination of the tenancy, shall deliver to the Landlord the keys of the offices, rooms and toilet rooms which shall have been furnished, or shall, at Landlord’s option, pay the Landlord the cost of replacing same or changing the loci or locks opened by such lost key if Landlord deems it necessary to make such changes.

11.	The carrying in or out of freight, furniture, or bulky matter of any description must take place only during such hours as Landlord may from time to time reasonably determine. The installation and moving of such property shall be made only upon previous notice to the superintendent of the Building, but Landlord shall not be responsible for loss of, or damage to, such property from any cause.

12.	Tenant shall use, at Tenant’s cost, such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

13.	Tenant and Tenant’s officers, agents and employees shall not make or permit any loud, unusual or improper noises, nor interfere in any way with other tenants or those having business with them, nor bring into nor keep any animal (except for guide dogs) or bird, or any bicycle, automobile, or other vehicle, except such vehicles as they are permitted to park in the parking lot, and shall park in the areas designated from time to time for employee parking. Tenant, Tenant’s employees, agents and invitees shall observe the “No Smoking in the Common Area of the Building” policy, which shall be enforced by Landlord.

14.	Tenant shall not employ any person or persons for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to Tenant or its employees, agents, etc. for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant or its employees, agents, etc. by the janitor or any other employee or any other person. Janitorial service shall included ordinary dusting and cleaning by the janitor assigned to such work, but shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services.

15.	No machinery of any kind will be allowed in the Premises or Building without the written consent of Landlord. This shall not apply, however, to customary office equipment or trade fixtures or package handling equipment.

16.	No aerial or satellite dish or receiver shall be erected on the roof or exterior walls of the Premises or Building, or on the grounds, without in each instance, the prior written consent of Landlord.

17.	Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner, except as approved by Landlord. The expensed of repairing any damage resulting from a violation of this rule or from the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees, or invitees, the damage shall have been caused.

18.	All garbage, including wet garbage, refuse, or trash shall be placed by the Tenant in the receptacles provided by the Landlords for such purpose.

19.	No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

20.	Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and the street address of the Building of which the Premises are a part.

21.	Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provided Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

22.	Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and shall observe strict care and caution that all water faucets and /or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity shall be likewise carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by Landlord, Tenant, other tenants, or occupants of the Building. Landlord reserves the right to close and keep locked all entrances and exit doors of the Building before and after the normal hours of operation, and during such further hours as Landlord may deem advisable for the adequate protection of said Building and the property of its tenants.

23.	The requirements of Tenant for additional services by Landlord will be attended to only upon application by Tenant at the Building Office. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and not employee will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

24.	Landlord reserves the right by written notice to Tenant to add to, rescind, alter or waive these Rules and Regulation at any time prescribed for the Building when, in Landlord’s reasonable judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.

25.	Tenant or its employees, agents, etc., shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

26.	Tenant, its servants, employees, customers, invitees, and guests shall, when using the common parking facilities, if any, in and around the Building, observe and obey all signs regarding fire lanes and not parking zones, and when parking shall always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes not responsibility for any damage to or loss of vehicles or any belongings located therein. No vehicles shall be parked overnight.

All city and county ordinances shall be observed by tenants in the use of the Building and of Tenant’s leased Premises.

It is understood and agreed between Tenant and Landlord that no assent or consent to any waiver of any part hereof by Landlord in spirit or letter shall be deemed or taken as made except when the same is done in writing and attached to or endorsed hereon by Landlord.

In the event of any further or modified Rules and Regulations from time to time issued by Landlord and the Lease provisions, the Lease provisions shall govern and control.

GLENBOROUGH on behalf of the Landlord